UNITED STATES
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Washington, D.C. 20549
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ARENA PHARMACEUTICALS

Care More. Act Differently.

GI
T CELL
DERM
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April 27, 2021
Dear Fellow Stockholders:
On behalf of Arena Pharmaceuticals, Inc. and its Board of Directors, we are pleased to invite you to attend our 2021 Annual Meeting of Stockholders, or 2021 Annual Meeting, to be held on Friday, June 11, 2021, at 9:00 a.m. (Pacific Time). As you can imagine, in light of the ongoing COVID-19 pandemic we continue to take precautions to ensure the safety of our clinical trial participants, employees, investors, and community. Our Board of Directors has therefore determined, in the interests of public health and safety, that the 2021 Annual Meeting will be held virtually via a live interactive audio webcast at www.virtualshareholdermeeting.com/ARNA2021, where you will be able to vote and ask questions during the meeting. Details regarding admission to the meeting and the business to be conducted are more fully described in the Notice of Annual Meeting of Stockholders and proxy statement.
Whether or not you plan to join the 2021 Annual Meeting webcast, it is important that your shares be represented and voted. For those who are unable to attend, there are four ways that you can cast your ballot without attending the meeting: by telephone, by Internet, by scanning or by returning your signed and completed proxy card.
On behalf of Arena Pharmaceuticals and its Board of Directors, I would like to express our appreciation for your support and continued interest in Arena.
Sincerely,

Amit D. Munshi
Director, President, and Chief Executive Officer
Arena Pharmaceuticals, Inc.
6154 Nancy Ridge Drive
San Diego, CA 92121

Notice of Annual Meeting of Stockholders
Date:	June 11, 2021
Place:	www.virtualshareholdermeeting.com/ARNA2021
April 27, 2021		By Telephone By Internet By Mail By Scanning
To the Stockholders of Arena Pharmaceuticals, Inc.:
The 2021 Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation, will be held on Friday, June 11, 2021, at 9:00 a.m. (Pacific Time), virtually via a live interactive audio webcast at www.virtualshareholdermeeting.com/ARNA2021, for the following purposes, which are more fully described in the proxy statement accompanying this notice:

1.
To elect the nine nominees for director named herein to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal (Proposal 1);

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice (Proposal 2);
3.	To approve the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan (Proposal 3);
4.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2021 (Proposal 4); and
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The record date for the 2021 Annual Meeting is April 15, 2021. Only stockholders of record at the close of business on April 15, 2021, are entitled to notice of and to vote at the 2021 Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to Be Held on June 11, 2021, at 9:00 a.m. (Pacific Time) virtually via a live interactive audio webcast at www.virtualshareholdermeeting.com/ARNA2021.

The proxy statement and annual report to stockholders
are available on our investor relations home page of our website at http://invest.arenapharm.com/.

Whether or not you expect to attend the meeting webcast, we urge you to submit your proxy on the Internet (accessible by scanning the code above) or by telephone or, if applicable, complete, sign, date and return the enclosed proxy card or proxy mailed to you at your earliest convenience, in order to ensure your representation at the meeting. Promptly submitting your vote will save us the expense and work of additional solicitation. If you received a printed copy of these materials by mail, you may return your proxy card in the enclosed envelope, which does not require postage if mailed in the United States. You may also vote on the Internet or by telephone pursuant to the instructions that accompanied your proxy card or were included in the Internet Notice. Sending in your proxy card or voting on the Internet or by telephone will not prevent you from voting at the meeting if you desire to do so, as your proxy may be cancelled at your option. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
By Order of our Board of Directors

Joan Schmidt
Executive Vice President, General Counsel and Secretary

2021 PROXY STATEMENT	i

ii	2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting. On or about April 27, 2021, we intend to send to beneficial owners of our common stock a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access our

2021 proxy statement and annual report and vote online. In addition, on or about April 27, 2021, we intend to send a printed copy of our proxy materials to certain of our stockholders of record as of April 15, 2021, which is the record date, or Record Date, for our 2021 Annual Meeting of Stockholders, or 2021 Annual Meeting.

Matters to be Voted Upon
The following table summarizes the proposals to be voted upon at the 2021 Annual Meeting to be held on June 11, 2021, and the voting recommendations of our Board of Directors (sometimes referred to as the “Board”) with respect to each proposal.
Proposals		Required Approval	Board Recommendation	Page Reference
1.	Election of Directors	Majority of votes cast	For each nominee	Page 2
2.	Advisory Approval of Executive Compensation	Majority of votes cast	For	Page 17
3.	Approval of the 2021 Long-Term Incentive Plan	Majority of votes cast	For	Page 47
4.	Ratification of Independent Auditors	Majority of votes cast	For	Page 62
Corporate Governance Highlights
We believe our Board of Directors is engaged, independent, and includes a diversity of backgrounds, experience, and viewpoints. It is our policy that at least two-thirds of our Board members be independent directors and that all members of our of Compensation Committee, Corporate Governance and Nominating Committee, and Audit Committee are independent directors. Director tenure varies from less than two years to more than 15 years. Each of our directors brings a wealth of experience, insight, and skills. For more information on our director candidates and the role of our Board, please see Proposal 1, beginning on page 2 of this proxy statement, and the pages immediately following Proposal 1.
In April of 2021 we published our second Corporate Environmental, Social and Governance (ESG) Report. This publication provides insight into how we monitor and manage risks as well as how we perform in key ESG areas. Arena’s ESG strategy is overseen at the Board level by our Corporate Governance and Nominating Committee. For more information on our ESG initiative, please see page 15 of this proxy statement.
Our Pay for Performance philosophy links our executives’ compensation with the achievement of our business objectives. For example, 90% of our CEO’s 2020 total compensation as reported in the Summary Compensation Table was performance-based and comprised of a stock option grant that will only provide value if the Company stock price increases and an annual cash bonus based on the achievement of corporate goals, both of which directly align the CEO’s financial interests with those of stockholders. Similarly, an average of 85% of our other named executive officers’ 2020 total compensation as reported in the Summary Compensation Table was comprised of equity grants and annual cash bonus incentive compensation. For more information on our Pay for Performance philosophy and practices, please see the section of this proxy statement titled “Compensation Discussion and Analysis,” beginning on page 23.
Questions and Answers About These Proxy Materials
Questions and answers about these proxy materials begin on page 63 of this proxy statement.
2021 PROXY STATEMENT	1

ELECTION OF DIRECTORS (PROPOSAL 1)
Nominees and Election Process
Our Board of Directors currently consists of ten directors. The nine persons named in the table below are nominees for director at the 2021 Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. Our Bylaws provide that the authorized number of directors shall be determined by a resolution of our Board of Directors. Our Board of Directors has determined by resolution to reduce the authorized number of directors to nine as of the election of the directors at our 2021 Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Manmeet S. Soni will not continue as a director after our 2021 Annual Meeting, and we would like to thank Mr. Soni for his service on our Board of Directors.
All of the nominees for director at the 2021 Annual Meeting were elected at our 2020 Annual Meeting of Stockholders other than Dr. Katharine Knobil and Ms. Nawal Ouzren, who were appointed subsequent to our 2020 Annual Meeting of Stockholders. All of the nominees were recommended by the Corporate Governance and Nominating Committee for election to our Board of Directors at the 2021 Annual Meeting. Directors are elected by a plurality of votes of common stock present, either in person or represented by proxy, at the annual meeting and entitled to vote. However, if the number of votes “FOR” any of the nine nominees does not exceed 50% of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his/her resignation as a director, and the Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Abstentions and broker non-votes will have no effect on the outcome. Unless otherwise instructed to withhold a vote for a particular nominee or all of the nominees, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any of these nominees is unavailable to serve as a director at the time of the 2021 Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by our Board of Directors, unless our Board reduces the number of directors. We have no reason to believe that any nominee will be unavailable to serve.
Following is information regarding the nominees for director at the 2021 Annual Meeting. Such information includes biographical and other information about the nominees, including information concerning the specific experience, qualifications, attributes or skills that led our Board of Directors and the Corporate Governance and Nominating Committee to conclude that the nominees should serve as our directors.
Name	Positions and Offices Held	Year First Elected or Appointed Director	Age
Garry A. Neil, M.D.	Director, Chair of the Board	2017	67
Jayson Dallas, M.D.	Director	2017	53
Oliver Fetzer, Ph.D.	Director	2017	56
Kieran T. Gallahue	Director	2018	57
Jennifer Jarrett	Director	2017	50
Katharine Knobil, M.D.	Director	2020	57
Amit D. Munshi	Director, President and Chief Executive Officer	2016	53
Tina S. Nova, Ph.D.	Director	2004	67
Nawal Ouzren	Director	2021	42
Business Experience of Nominees
Biographical information for each of the nominees is set forth below, together with a summary of the key qualifications and experience that led our Board and the Corporate Governance and Nominating Committee to the conclusion that each of the nominees should be nominated for reelection at the 2021 Annual Meeting.
2	2021 PROXY STATEMENT

Garry Neil, M.D. DIRECTOR SINCE: 2017 AGE: 67
BIOGRAPHICAL INFORMATION

Garry Neil, M.D., has served on our Board of Directors since February 2017 and as its Chair since February 2021. Dr. Neil serves as the Chief Scientific Officer of Cerecor, Inc., a publicly held biotechnology company focused on translating genetic discoveries into novel therapies to improve the lives of children and adults with pediatric onset life altering diseases, a position he has held since Cerecor’s February 2020 merger with Aevi Genomic Medicine, Inc., a biotechnology company with the same focus, where Dr. Neil had served as Chief Scientific Officer since September 2013. Prior to joining Aevi, Dr. Neil was a Partner at Apple Tree Partners, a life science private equity firm, from September 2012 to September 2013, and held a number of senior positions in the pharmaceutical industry, including most recently Corporate VP of Science & Technology at Johnson & Johnson from November 2007 to August 2012. Prior to these roles, Dr. Neil served as Group President at Johnson & Johnson Pharmaceutical Research and Development, VP of R&D at Merck KGaA/EMD Pharmaceuticals, and VP of Clinical Research at AstraZeneca and Astra Merck. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He has previously served on the board of GTx, Inc., a publicly traded biopharmaceutical company focused on cancer and other serious medical conditions. He is the Founding Chairman of TransCelerate Biopharma, Inc., a non-profit pharmaceuticals industry R&D consortium, and is a past member of the TransCelerate Board. He also serves on the board of Reagan Udall Foundation and previously served on the board of Foundation for the National Institutes of Health (NIH) and on the Science Management Review Board of the NIH. Dr. Neil is also the past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board.

KEY QUALIFICATIONS AND EXPERIENCE

Dr. Neil’s years of biopharmaceutical experience with emphasis on unique insight into gastrointestinal, or GI, drug development with vast network of global key opinion leaders, or KOLs, his medical degree and specialty training, as well as his global executive positions in research and development, clinical, and regulatory affairs, gives him the qualifications, attributes and skills to serve as one of our directors.

Jayson Dallas, M.D. DIRECTOR SINCE: 2017 AGE: 53
BIOGRAPHICAL INFORMATION

Jayson Dallas, M.D., has served on our Board of Directors since February 2017. Dr. Dallas served as President and Chief Executive Officer of Aimmune Therapeutics, Inc., a biopharmaceutical company developing treatments for potentially life-threatening food allergies, from June 2018 until Aimmune’s acquisition by Nestlé S.A. in October 2020. Prior to joining Aimmune, he served as the first Chief Commercial Officer and Executive Vice President of Ultragenyx Pharmaceutical, Inc., a publicly held biopharmaceutical company focused on the development of novel products for rare and ultra-rare diseases, since August 2015. Prior to Ultragenyx, Dr. Dallas served as General Manager of F. Hoffmann-La Roche Ltd, a healthcare company, in the United Kingdom from January 2013 to July 2015. Before joining Roche, he held two different positions at Genentech, a pharmaceutical company, as Head of Global Oncology Launch Excellence and Biosimilar Strategy and Head of Global Product Strategy for Immunology and Ophthalmology, from May 2010 to December 2012 in South San Francisco. Earlier in his career, Dr. Dallas worked at Novartis International AG and Pfizer Inc. / Pharmacia Corporation in the United States and previously at Roche in Switzerland. Dr. Dallas holds an M.D. from the University of the Witwatersrand, Johannesburg, South Africa and an M.B.A. from Ashridge Business School in the United Kingdom. Dr. Dallas also serves on the Board of Galecto, Inc., a biotechnology company.

KEY QUALIFICATIONS AND EXPERIENCE

Dr. Dallas’s years of global experience at the intersection of drug development, medical and commercial planning, and business operations for leading biopharmaceutical and healthcare companies give him the qualifications, attributes and skills to serve as one of our directors.

2021 PROXY STATEMENT	3

Oliver Fetzer, Ph.D. DIRECTOR SINCE: 2017 AGE: 56
BIOGRAPHICAL INFORMATION

Oliver Fetzer, Ph.D., has served on our Board of Directors since February 2017. Dr. Fetzer has served as the Chief Executive Officer of Synthetic Genomics, Inc., a private synthetic biology company commercializing genomic technologies, since November 2014. Prior to Synthetic Genomics, Dr. Fetzer was President and Chief Executive Officer of Cerulean Pharma Inc., a pharmaceutical company that developed nanoparticle drug conjugate oncology therapeutics, from April 2009 to October 2014. Prior to Cerulean Pharma, Dr. Fetzer served in a variety of positions at Cubist Pharmaceuticals, Inc., including Senior Vice President, Corporate Development and Research & Development, Senior Vice President, Corporate Development and Chief Business Officer, and Senior Vice President, Business Development. Dr. Fetzer began his career in 1993 in various positions of increasing responsibility at the Boston Consulting Group, Inc. (BCG), a global leading management consulting firm, including Consultant, Project Leader, Principal, Partner and Managing Director. Dr. Fetzer served on the boards of Auxilium Pharmaceuticals, Inc. from 2005 to 2015 and of Cerulean Pharma, Inc. from 2009 to 2014, and has served on the board of Tecan Group AG, a publicly traded provider of laboratory instruments and solutions in biopharmaceuticals, forensics and clinical diagnostics, since 2011. Dr. Fetzer received a B.S. in Biochemistry from the College of Charleston, a Ph.D. in Pharmaceutical Sciences from the Medical University of South Carolina, and an M.B.A. from Carnegie Mellon University.

KEY QUALIFICATIONS AND EXPERIENCE

Dr. Fetzer’s experience with transactions, operations and leadership from pre-clinical to late-stage development in the biopharmaceutical industry, in addition to his management consulting and prior publicly held company board service, give him the qualifications, attributes and skills to serve as one of our directors.

Kieran T. Gallahue DIRECTOR SINCE: 2018 AGE: 57
BIOGRAPHICAL INFORMATION

Kieran T. Gallahue has served as a member of our Board of Directors since July 2018. Mr. Gallahue served as Chairman and Chief Executive Officer of CareFusion Corporation, a medical products company, from 2011 until its acquisition by Becton, Dickinson and Company in 2015 for over $12 billion. He previously served as President, CEO and a director of ResMed Inc., a medical device firm serving the sleep disordered breathing and respiratory markets, and also held a variety of senior-level positions at Nanogen, Inc., Instrumentation Laboratory, Procter & Gamble Co., and General Electric Co. Mr. Gallahue is currently a member of the board of directors of three medical device companies, Edwards Lifesciences Corporation, Intersect ENT, Inc. and Envista Holdings Corporation. He previously served on the board of directors of Volcano Corporation, a developer of products for interventional cardiology and image guided therapy, from 2007 until its acquisition by Royal Philips in 2015. Mr. Gallahue also served on the Executive Committee of the Advanced Medical Technology Association, a trade association representing 80% of medical technology firms in the United States. He holds a B.A. in economics from Rutgers University and an M.B.A. from Harvard Business School.

KEY QUALIFICATIONS AND EXPERIENCE

Mr. Gallahue’s extensive leadership and business expertise, including his background serving as the President and Chief Executive Officer of companies in the healthcare industry and his service on other boards, give him the qualifications, attributes and skills to serve as one of our directors.

4	2021 PROXY STATEMENT

Jennifer Jarrett DIRECTOR SINCE: 2017 AGE: 50
BIOGRAPHICAL INFORMATION

Jennifer Jarrett has served as a member of our Board of Directors since June 2017. Ms. Jarrett has served as Chief Operating Officer of Arcus Biosciences, Inc., a biotechnology company developing next generation cancer immunotherapies, since October 2020. Ms. Jarrett previously served as Vice President of Corporate Development and Capital Markets of Uber Technologies, Inc., a transportation and technology company, from February 2019 through September 2020. Prior to joining Uber, Ms. Jarrett was Chief Operating Officer and Chief Financial Officer of Arcus from June 2018 to January 2019 and Chief Business Officer and Chief Financial Officer of Arcus from March 2017 to June 2018. Prior to Arcus, Ms. Jarrett was Chief Financial Officer of Medivation, Inc., which was acquired by Pfizer Inc. in 2016. Before Medivation, Ms. Jarrett spent 20 years in investment banking, most recently at Citigroup Inc., where she ran the firm’s west coast life sciences investment banking practice, and prior to that at Credit Suisse AG and Donaldson, Lufkin & Jenrette Inc. In 2014, she was named one of the Most Influential Women in Bay Area Business by the San Francisco Business Times. Ms. Jarrett currently serves on the boards of Arcus, Syndax Pharmaceuticals, Inc. and Consonance-HFW Acquisition Corp (a SPAC) and previously served on the board of Audentes Therapeutics, Inc. until its acquisition by Astellas Pharma Inc. in January 2020. Ms. Jarrett received a B.A. in economics from Dartmouth College and an M.B.A. from Stanford Graduate School of Business.

KEY QUALIFICATIONS AND EXPERIENCE

Ms. Jarrett’s extensive experience and leadership, including in investment banking and in serving as a chief financial officer and chief business officer in the biopharmaceutical industry, give her the qualifications, attributes and skills to serve as one of our directors.

Katharine Knobil, M.D. DIRECTOR SINCE: 2020 AGE: 57
BIOGRAPHICAL INFORMATION

Katharine Knobil, M.D., has served as a member of our Board of Directors since June 2020. Dr. Knobil currently serves as Chief Medical Officer of Agilent Technologies Inc., a position she has held since April 2021. Dr. Knobil previously served as Chief Medical Officer and Head of Research & Development at Kaleido Biosciences, Inc., a clinical-stage healthcare company targeting the microbiome to treat disease and improve health, from December 2018 to January 2021. Dr. Knobil spent more than 20 years in roles of increasing responsibility at GlaxoSmithKline plc (GSK), a pharmaceutical company, most recently serving as the corporate Chief Medical Officer from December 2017 to December 2018, overseeing medical affairs, health outcomes, global clinical safety and medical governance across the pharmaceutical, vaccines, and consumer businesses. Previously she was Chief Medical Officer for Pharmaceuticals at GSK from November 2015 to December 2017, and prior to that was senior vice president, value evidence and outcomes. Dr. Knobil first joined GSK in 1997 as a research physician in respiratory clinical development, and subsequently held a number of roles, including leading the European respiratory clinical team, and building the late-stage clinical development for all therapeutic areas in China. Dr. Knobil was recently named one of 2018’s Fiercest Women in Life Sciences by FiercePharma. She has served on the Board of Directors of the National Health Council and has been active with the National Academies of Sciences, Engineering, and Medicine, and the Patient Centered Outcomes Research Institute. Dr. Knobil received her B.A. from Cornell University, her M.D. from University of Texas Southwestern Medical School, and completed a Fellowship in Pulmonary and Critical Care Medicine at the Johns Hopkins Medical School.

KEY QUALIFICATIONS AND EXPERIENCE

Dr. Knobil’s years of leadership experience in the pharmaceutical and healthcare industry, including as Chief Medical Officer and Head of Research and Development, and her medical degree and specialty training give her the qualifications, attributes and skills to serve as one of our directors.

2021 PROXY STATEMENT	5

Amit D. Munshi DIRECTOR SINCE: 2016 AGE: 53
BIOGRAPHICAL INFORMATION

Amit D. Munshi has served as a member of our Board of Directors since June 2016, and as our President and Chief Executive Officer since May 2016. Previously, Mr. Munshi served as President and Chief Executive Officer and as a director of Epirus Biopharmaceuticals, Inc., a biopharmaceutical company focused on biosimilars, and Percivia LLC, a biotechnology company (sold to Johnson & Johnson). Prior to Epirus and Percivia, Mr. Munshi was a co-founder and served as Chief Business Officer of Kythera Biopharmaceuticals, Inc., from 2005 to 2010, (sold $2.1B to Allergan Inc.) and held multiple leadership positions at Amgen Inc. from 1997 to 2005, including General Manager, Nephrology Europe. In July 2016, Epirus filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker School of Management at Claremont Graduate University. Mr. Munshi has more than 29 years of global biopharmaceutical industry experience in executive management, business development, product development and portfolio management. Mr. Munshi currently serves on the boards of Galecto, Inc. (Nasdaq: GLTO), a biotechnology company, and Enterprise Therapeutics Ltd, a biopharmaceutical company.

KEY QUALIFICATIONS AND EXPERIENCE

The Board believes that it is important to have the Company’s Chief Executive Officer serve on the Board as he is closest to our company’s day-to-day operations. Mr. Munshi’s vast executive management and business experience in the global biopharmaceutical industry and in-depth knowledge of product development gives him the qualifications, attributes and skills to serve as one of our directors.

Tina S. Nova, Ph.D. DIRECTOR SINCE: 2004 AGE: 67
BIOGRAPHICAL INFORMATION

Tina S. Nova, Ph.D.has served as a member of our Board of Directors since September 2004 and as its Chair from June 2016 to February 2021. Dr. Nova previously served as the Board’s lead independent director from June 2015 to June 2016. Dr. Nova has served as President and Chief Executive Officer of Decipher Biosciences, Inc., a molecular diagnostics company focused on prostate cancer, since August 2018. Dr. Nova served as President and Chief Executive Officer of Molecular Stethoscope, Inc, a molecular diagnostics company, from September 2015 to August 2018. Dr. Nova served as Senior Vice President and General Manager of Illumina Inc.’s oncology business unit from July 2014 to August 2015. Dr. Nova was a co-founder of Genoptix, Inc., a medical laboratory diagnostics company, and served as its President from 2000 to April 2014. Dr. Nova also served as the Chief Executive Officer of Genoptix and as a member of its board of directors from 2000 until Novartis AG acquired Genoptix in March 2011. Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, and she served as its Chief Operating Officer and President from 1994 to 2000. Dr. Nova served as Chief Operating Officer of Selective Genetics, a biotechnology company, from 1992 to 1994, and in various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, from 1988 to 1992, most recently as Executive Director of New Leads Discovery. Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company. Dr. Nova serves as a member of the board of directors of Veracyte, Inc., a diagnostics company. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

KEY QUALIFICATIONS AND EXPERIENCE

Dr. Nova’s extensive leadership, business and scientific expertise, including her background of founding, financing, developing and operating companies in the healthcare industry, including her background as the President and Chief Executive Officer of a publicly held company in the healthcare industry, her experience in successfully developing, launching and commercializing medical products, and her service on other boards give her the qualifications, attributes and skills to serve as one of our directors.

6	2021 PROXY STATEMENT

Nawal Ouzren DIRECTOR SINCE: 2021 AGE: 42
BIOGRAPHICAL INFORMATION

Nawal Ouzren has served on our Board since February 2021. Ms. Ouzren has 19 years of experience in operational and strategic management within the pharmaceutical industry. She has served as the CEO of Sensorion, a biotechnology company specializing in the development of hearing loss therapeutics, since April 2017. Previously she headed up the Global Genetic Diseases Franchise at Shire plc, a specialty pharmaceutical company, from 2016 until 2017, where she supervised all marketing, business and strategy aspects of this global division’s product portfolio. From 2014 to June 2016, she was Vice President of the Global Hemophilia Franchise at Baxalta Incorporated, a biopharmaceutical company, when Baxalta was acquired by Shire. She began her career at General Electric Company and then moved to Baxter International, Inc., where she was Strategy and Operational Excellence Manager, Quality Operations Director and Senior Director Strategy before becoming Vice President of the BioSimilars business unit. Ms. Ouzren holds a Master of Science in Chemical Engineering from the Université de Technologie de Compiègne, France. She serves as a director of Sensorion and previously served as a director of Inventiva S.A., a clinical-stage biopharmaceutical company.

KEY QUALIFICATIONS AND EXPERIENCE

Ms. Ouzren’s extensive management background in the global pharmaceutical industry, including as Chief Executive Officer and board member in Europe, give her important experience and perspective and the qualifications, attributes and skills to serve as one of our directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH NAMED NOMINEE.	✔
2021 PROXY STATEMENT	7

Director Independence
Our common stock is listed on the Nasdaq Global Select Market, which requires that a majority of a listed company’s board of directors qualify as “independent” under the applicable Nasdaq listing standards. The board of directors must affirmatively make this determination. In addition, under our Corporate Governance Guidelines, it is our policy that at least two-thirds of the members of our Board of Directors be independent directors.
Our Board of Directors consults with its legal advisors to ensure that its independence determinations, including with respect to directors, director nominees and members of its committees, comply with all applicable securities and other laws and regulations regarding the definition of “independent,” including but not limited to those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with these considerations, our Board of Directors has reviewed relevant transactions and relationships between each non-employee director and Arena, other non-employee directors, our senior management and our independent auditors and has affirmatively determined that all of our non-employee directors are independent directors under the applicable Nasdaq listing standards.
Under our Corporate Governance Guidelines, directors who have been deemed “independent directors” by our Board of Directors will inform the Chair of the Board in writing if he or she believes there has been a change in his or her status as an independent director. The Chair of the Board, in turn, will advise the Corporate Governance and Nominating Committee of such potential change of status so that the committee, with the aid of the Chair of the Board, can determine whether the director continues to qualify as an independent director and whether to recommend to our full Board of Directors to ask for the resignation of such director.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines for the conduct and operation of our Board. The guidelines cover such topics as board composition and selection, the Board’s role, the responsibilities of the Chair of the Board, director orientation and education, director compensation, Board meetings, Board committees, Board access to management and use of outside advisors, succession planning, and the evaluation of the Board and our Chief Executive Officer.
Director Commitments
Our Board believes that each member of the Board should have sufficient time and attention to devote to Board duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to Board duties, our Corporate Governance and Nominating Committee and our Board of Directors consider, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards. Our Corporate Governance Guidelines recommend limitations on the number of public company boards and audit committees and require that a director notify the Chair of the Board and the Chair of the Corporate Governance and Nominating Committee prior to accepting an invitation to serve on any additional corporate board.
Our Board believes that each of our director nominees has demonstrated the ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors and has declined to nominate individuals who could be deemed “overboarded.”
8	2021 PROXY STATEMENT

Board Leadership Structure
Our Board’s policy is to separate the roles of Chair of the Board and Chief Executive Officer. Our Board of Directors believes that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the appropriate Board leadership structure may vary as circumstances change. As such, our Board of Directors periodically reviews its leadership structure to confirm that it is an appropriate structure for our company at such time.
On February 12, 2021, our Board appointed Dr. Neil, an independent director, the Chair of the Board. Our Board’s policy is one of the independent directors shall be appointed by a majority of the independent directors as the Chair to serve for a minimum of one year or until the earlier of when replaced by the independent directors or six years from appointment. Our Chair’s responsibilities and authority include the following:
•	Serving as the chair of Board meetings, including during executive sessions of independent directors;
•	Establishing the schedule and agenda for Board meetings and approving information to be sent to our Board;
•	Presiding over any portion of Board meetings at which the performance of our Board is presented or discussed;
•	Establishing the agenda for meetings of the independent directors and presiding over such meetings;
•	Coordinating with the committee chairs, as needed, regarding meeting agendas, informational requirements and other matters, as appropriate;
•
Serving as the liaison between the Chief Executive Officer and the independent directors, including providing feedback from the Board to the Chief Executive Officer after each regularly scheduled meeting of the Board;

•	Being available for communications with stockholders, as appropriate and in accordance with our policy on stockholder communications with our Board; and
•	Performing such other duties as our Board may establish or delegate.
Our Board of Directors believes that this structure provides an efficient and effective leadership model for our company at this time. In considering its leadership structure, our Board of Directors has taken into account that it consists of a substantial majority of independent directors who are highly qualified and experienced, has a Chair with defined corporate governance responsibilities, the Board’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are each comprised entirely of independent directors, and that it has regular interactions outside of Board and committee meetings with our management, including our Chief Executive Officer. Our Board of Directors believes that we have an appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.
2021 PROXY STATEMENT	9

Board’s Role in Risk Oversight
Our management has the primary responsibility for identifying and managing our business risks, including by overseeing and implementing enterprise risk management. Our Board of Directors actively oversees potential risks and our risk management activities, including by discussing with management our risks and the management of such risks at meetings of the Board and its committees. Our Board of Directors also makes use of the independent understanding and knowledge of many of such risks possessed by our directors. Our Board of Directors regularly reviews our corporate strategy in light of the evolving nature of such risks and makes adjustments to that strategy when appropriate. Our Board of Directors also regularly considers risks facing us when it approves the annual budget, plan and corporate goals and throughout the year as it monitors developments and reviews our financial and other periodic reports.

Our Board of Directors also delegates risk oversight to each of its standing committees within their areas of responsibility, as well as to special committees it forms from time to time. The Audit Committee’s duties include assisting our Board of Directors in its risk oversight function with regard to, among other things, our internal control over financial reporting, periodic filings with the SEC, investment policy, procedures relating to the receipt and treatment of complaints, and policies and procedures designed to ensure adherence to applicable laws and regulations. The Compensation Committee’s duties include assisting our Board of Directors in its risk oversight function with regard to, among other things, assessing risk created by current and proposed compensation policies and practices for all of our employees. The Corporate Governance and Nominating Committee’s duties include assisting our Board of Directors in its risk oversight function with regard to, among other things, our management succession plans, our insider trading policy and related procedures, and our other compliance-related policies and practices that are not within the purview of the Audit Committee or that are referred to the committee by our Board.
We have assessed our compensation policies and practices on a company-wide basis to determine if such programs or practices create undesirable or unintentional risks of a material nature. Based on such assessment, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.
10	2021 PROXY STATEMENT

Annual Performance Evaluations; Assessment of Charters; Director Education
Our Board of Directors, as well as each of its standing committees, conducts an annual self-evaluation, which includes a review of its performance and, in the case of each of the committees, an assessment of the adequacy and appropriateness of its charter. Our Board of Directors also reviews each of our directors. The Corporate Governance and Nominating Committee is responsible for overseeing this evaluation process, evaluating all standing committees and their charters and recommending to our Board of Directors any changes to our Board and the authority, charters, compositions and chairs of such committees.
Each director is expected to maintain the necessary level of expertise to perform his or her responsibilities as a director. Our Board of Directors regularly discusses recent developments in legal standards related to corporate governance, disclosure obligations or industry-specific issues. In addition, we may, from time to time and depending on the circumstances, pay for all or a portion of outside continuing education programs to assist our directors in maintaining such level of expertise. It is our Board of Directors’ policy for us to reimburse each director for attending one of such continuing education programs per year (and, when possible, for such cost to be shared if the director is a member of more than one board of directors).
Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors and employees (including our principal executive officer and our principal financial and accounting officer), and we have posted the policy on our website www.arenapharm.com under “Investors – Corporate Governance.” To facilitate compliance with this policy, we periodically conduct a program of awareness, training and review. The Code of Business Conduct and Ethics complies with the applicable Nasdaq listing standards and SEC rules and regulations, and includes procedures for (i) the filing, receipt and treatment of complaints regarding suspected improper conduct by our employees, directors, collaborators, vendors and others associated with us and (ii) the confidential, anonymous submission by employees of concerns regarding any matter covered by the policy. In addition, we intend to promptly disclose on our website in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the policy that applies to our principal executive officer, our principal financial and accounting officer, or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.
Non-employee Director Meetings
Our independent directors meet in regularly scheduled executive sessions without management. These executive sessions occur in conjunction with regularly scheduled meetings of our Board of Directors and its standing committees and otherwise as needed.
Director Meeting Attendance
Our Board of Directors held ten meetings during the fiscal year ended December 31, 2020. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and all committees of our Board on which such director served during the periods in which he or she served. In addition to regularly scheduled meetings, the directors participate in telephone interactions and other communications with each other and certain of our officers, as well as with our independent auditors and external advisors, counsel and consultants.
As stated in our Corporate Governance Guidelines, our directors are encouraged to attend our annual meetings of stockholders. Six of our nine directors attended our 2020 Annual Meeting of Stockholders.
Director Tenure
Our Board of Directors considers, among other factors, the tenure of individual directors and the Board as a whole when evaluating director nominees, but it does not believe that fixed term limit is appropriate. Directors who have served on our Board of Directors for an extended period of time are able to provide continuity and valuable insight into our company, our operations and prospects based on their experience with, and understanding of, our history, policies and objectives. Our Board of Directors believes that, as an alternative to limiting the number of terms, it can ensure that our Board continues to evolve and adopt new ideas and viewpoints through the director nomination process and through periodic rotation of committee assignments.
2021 PROXY STATEMENT	11

Committees of the Board
The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each of these committees is comprised entirely of “independent” directors under the applicable Nasdaq listing standards. The members and chairs of our Board of Directors’ committees are appointed by our Board and may change in the future. Our Board of Directors has no set policy for rotation of committee members or chairs, but it annually reviews committee composition and chair positions, seeking the appropriate blend of continuity and new perspectives on the committees. The authority and responsibility of each of these committees are summarized below, and more detailed descriptions of their functions are included in their written charters, which are available on our website at www.arenapharm.com.
Pursuant to their charters, each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee is authorized to access, at our expense, such internal and external resources as the particular committee deems necessary or appropriate to fulfill its defined responsibilities. Each committee has sole authority to approve fees, costs and other terms of engagement of such outside resources.
The following chart provides current membership, and meeting information for 2020, for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.
Member	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Garry Neil, M.D.
Jayson Dallas, M.D.		C
Oliver Fetzer, Ph.D.		•	C
Kieran T. Gallahue	•
Jennifer Jarrett	•		•
Katharine Knobil, M.D.			•
Tina S. Nova, Ph.D.
Nawal Ouzren		•
Manmeet S. Soni	C
Total meetings in 2020	5	8	6
•- Committee member
C - Committee chair
12	2021 PROXY STATEMENT

Audit Committee
The Audit Committee’s responsibilities include:
•	selecting and evaluating the performance of our independent auditors;
•	reviewing the scope of the audit to be conducted by our independent auditors, as well as the results of their audit, and approving audit and non-audit services to be provided by them;
•	reviewing and assessing our financial reporting activities and disclosure, including our financial results press releases and periodic reports, and the accounting standards and principles followed;
•	reviewing the scope, adequacy and effectiveness of our internal control over financial reporting;
•	reviewing management’s assessment of our compliance with our disclosure controls and procedures;
•	reviewing our public disclosure policies and procedures;
•	reviewing our guidelines and policies with respect to risk assessment and management, our tax strategy and our investment policy;
•	reviewing and approving related-party transactions;
•	overseeing our Code of Business Conduct and Ethics and our Policy on Filing, Receipt and Treatment of Complaints; and
•	reviewing threatened or pending litigation matters and investigating matters brought to the committee’s attention that are within the scope of its duties.
Our Board of Directors has determined that each of the Audit Committee members meets the independence and experience requirements included in the applicable Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Board of Directors has also determined that each of the committee members is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.arenapharm.com. Mr. Soni is the Chair of the Audit Committee. The Audit Committee held five meetings in 2020. The Audit Committee’s report is set forth below under “Audit Committee Report.”
Compensation Committee
The Compensation Committee’s responsibilities include:
•	overseeing Arena’s compensation strategy, policies, plans and programs;
•	assessing risk created by current and proposed compensation policies and practices;
•	reviewing and approving incentive plan performance goals relevant to the compensation of our executive officers;
•	evaluating the CEOs performance in light of relevant corporate performance goals and objectives;
•	reviewing and approving all aspects of compensation and benefits for executive officers and the Board of Directors;
•	authorizing and approving equity grants under our equity compensation plans; and
•	overseeing preparation and review of the Committee’s report and the Compensation Discussion and Analysis included in our proxy statement.
Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.arenapharm.com. Dr. Dallas is the Chair of the Compensation Committee, and Ms. Jarrett was a member of the Compensation Committee until February 2021. The Compensation Committee held eight meetings in 2020. The Compensation Committee’s report is set forth below under “Compensation Committee Report.”
2021 PROXY STATEMENT	13

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee’s responsibilities include:
•	recommending guidelines to our Board of Directors for our corporate governance;
•	overseeing director orientation and continuing education;
•	establishing criteria for membership on our Board of Directors;
•	identifying, evaluating, reviewing and recommending to our Board of Directors qualified director candidates;
•	reviewing and assessing the performance of our Board of Directors and its standing committees;
•	reviewing and approving a management succession plan and related procedures;
•	establishing the process for receiving and considering stockholder proposals and suggestions for director nominations;
•	overseeing our strategy, initiatives and policies concerning corporate social responsibility, including environmental, social and governance matters;
•	overseeing our insider trading policy and related procedures; and
•	overseeing compliance related policies and practices that are not within the purview of the Audit Committee or are referred by our Board of Directors.
The Corporate Governance and Nominating Committee uses many sources to identify potential director candidates, including the network of contacts among our directors, officers and other employees, and may engage outside consultants and search firms in this process. As set forth below under “Stockholder Director Recommendations,” the Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders.
The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements. In considering candidates for director, the Corporate Governance and Nominating Committee will consider all relevant factors, which may include, among others, the candidate’s experience and accomplishments, the relevance of such experience to our business, the availability of the candidate to devote sufficient time and attention to our company, the candidate’s reputation for integrity and ethics and the candidate’s ability to exercise sound business judgment. Director candidates are reviewed in the context of the then-current composition of our Board of Directors, our requirements and the interests of our stockholders. In conducting this assessment, our Board of Directors considers skills, diversity and such other factors as it deems appropriate given the current needs of our Board of Directors and our company, to maintain a balance of knowledge, experience, perspective and capability. Our Board of Directors believes that its membership should reflect diversity in a broad sense that includes such things as differences of viewpoint, background, professional experience, expertise, education, skills, specialized knowledge, and other individual qualities and attributes. In the case of incumbent directors whose terms of office are set to expire, when determining whether such directors should be nominated for reelection, our Board of Directors reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. The Board will also consider the independence and other requirements of Nasdaq, the rules and regulations of the Securities and Exchange Commission and applicable law when selecting director candidates. The Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time.
The Corporate Governance and Nominating Committee recommended the nominations of each of the director nominees for election at the 2021 Annual Meeting.
Our Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our website at www.arenapharm.com. Dr. Neil was a member and the Chair of the Corporate Governance and Nominating Committee until February 2021. Dr. Fetzer is now the Chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held six meetings in 2020.
14	2021 PROXY STATEMENT

Corporate Environmental, Social and Governance Initiative
In 2019 we launched a corporate Environmental, Social & Governance (or ESG) Initiative, overseen by the Corporate Governance and Nominating Committee of our Board of Directors. This committee is responsible for overseeing ESG activities at the Board level, including significant strategies, activities and policies regarding sustainability, access to medicines, social impact, and charitable activities, among other duties. These activities are managed day-to-day by a cross-functional ESG Working Group, with input from external stakeholders, and supported by respective subject matter experts.
Our ESG principles are directly aligned with corporate objective of building a durable and sustainable global company to last for generations through:
•	applying a multi-year horizon and multi-stakeholder approach;
•	honoring our obligations to all our stakeholders; and
•	deliver on our commitment to our patients, community, environment, and shareholders.
In our recently published ESG Report we have laid out our approach to monitoring and managing risks, and taking advantage of opportunities to enhance our disclosures, relative to key ESG areas of focus. We are focused on building a vibrant, sustainable company and creating long-term value for our stockholders through careful management of resources against focused priorities. We strongly believe that aligning our organization to ESG principles will be critical to delivering on these goals.
Additional details regarding our ESG Initiative are included in our ESG Report for 2021, published on our website at http://invest.arenapharm.com/static-files/5aff52c3-5bc3-449b-8452-de379d23c0a5. The information posted on or accessible through our website is not incorporated into this proxy statement (see “No Incorporation by Reference” on page 68).
ESG Roles and Responsibilities

Board of Directors oversees all policies and strategy.

ESG oversight responsibility was added to the charter of the Corporate Governance and Nominating Committee; this committee oversees ESG initiatives at the board level.

The Executive Team updates the Corporate Governance and Nominating Committee on the progress of the ESG Working Group and oversees their work.

The ESG Working Group is responsible for execution of the strategy and recommendations on how to improve.

Subject-matter experts are responsible for implementation of their respective areas.

BOARD OF DIRECTORS
AUDIT COMMITTEE
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
COMPENSATION COMMITTEE
EXECUTIVE TEAM
ESG WORKING GROUP
EXTERNAL STAKEHOLDERS
KEY INTERNAL STAKEHOLDERS / SUBJECT-MATTER EXPERTS

Board Oversight of Human Capital
In addition to the traditional areas of focus for the Compensation Committee, our Board of Directors recognizes the importance of our broader human capital philosophies, practices, and risk management which creates value and supports our mission. Our ability to attract and retain talented team members, and create a workplace in which they thrive, is an integral part of our competitive strategy, long-term value and risk mitigation. To support accountability for these goals, our Compensation Committee, and other Committees of the Board of Directors, engage in periodic discussions on matters such as talent pipeline, turnover, workplace culture, inclusion and engagement, and workforce risk. In addition, certain human
2021 PROXY STATEMENT	15

capital metrics have been and continue to be measured, reviewed and managed as part of our short-term incentive programs and therefore are discussed by the Compensation Committee in its regular meetings. To ensure the full Board has visibility into our human capital matters, the Chair of the Compensation Committee also provides regular updates to the full Board on the status of human capital initiatives and metrics.
Stockholder Director Recommendations
The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. A candidate must be highly qualified and be willing and expressly interested in serving on our Board of Directors. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether or not the candidate was recommended by a stockholder. To be considered by the Corporate Governance and Nominating Committee, a stockholder recommendation for director candidates for an annual meeting of stockholders must be received by the committee by December 31 of the year before such annual meeting. A stockholder who wishes to recommend a candidate for the Corporate Governance and Nominating Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060. Submissions must include a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. This procedure does not affect the deadline for submitting other stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at an annual meeting. Additional information regarding submitting stockholder proposals is set forth in our Bylaws. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary.
Stockholder Communications with our Board of Directors
Our Board of Directors has a formal process by which stockholders may communicate with our Board or any of our directors or officers. Stockholders who wish to communicate with our Board of Directors or any of our directors or officers may do so by sending written communications addressed to such person or persons in care of Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060. Each communication must set forth the name and address of the Company stockholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. All such communications will be compiled by our Corporate Secretary and submitted to the addressees on a periodic basis. If our Board of Directors modifies this process, we will post the revised process on our website.
Compensation Committee Interlocks and Insider Participation
Drs. Dallas and Fetzer, Ms. Jarrett, and Mr. Randall Woods served on the Compensation Committee during 2020. No director serving on the Compensation Committee during 2020 was, at any time during or before such fiscal year, one of our employees. None of our executive officers served during 2020 as a member of the board of directors or compensation committee of any other entity that had one or more of its executive officers serving as members of our Board of Directors or the Compensation Committee.
Certain Relationships and Related Transactions
Except for the compensation arrangements between us and our executive officers and directors described below under “Compensation Discussion and Analysis,” since January 1, 2020, we have not been a party to any transactions involving more than $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or any immediate family member of the foregoing has a direct or indirect material interest, nor are any such transactions currently proposed.
Policies and Procedures for the Review and Approval of Transactions with Related Persons
The Audit Committee’s charter requires the Audit Committee to review and approve any related-person transactions. In considering related-person transactions, the Audit Committee considers the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to Arena, (ii) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is not inconsistent with, our best interests and those of our stockholders.
16	2021 PROXY STATEMENT

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 2)
At our 2017 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. Our Board of Directors has adopted a policy that is consistent with that preference. Therefore, the next say-on-pay vote is expected to be solicited at the 2022 Annual Meeting of Stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The compensation of our named executive officers subject to the vote is disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest of professional levels and to contribute to our growth and success. Approximately 94% of the votes cast on the say-on-pay proposal at our 2020 Annual Meeting of Stockholders voted in support of the compensation paid to our named executive officers for 2019.
We urge stockholders to read the below “Compensation Discussion and Analysis” and the compensation tables and related narrative, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Our Board of Directors and the Compensation Committee believe that our compensation policies and practices are effective in implementing our compensation philosophy and in helping us achieve our strategic goals.
Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to Arena Pharmaceuticals, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on us or our Board of Directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and our Board of Directors and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires a majority of the votes cast by stockholders entitled to vote on the proposal voting “FOR” approval. Abstentions and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.	✔
2021 PROXY STATEMENT	17

Compensation and Other Information Concerning Executive Officers, Directors and Certain Stockholders
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2021, by:
•	Each person, group or entity who is the beneficial owner of more than 5% of our common stock;
•	Each director and nominee for director;
•	Our Named Executive Officers (as defined below in “Compensation Discussion and Analysis”); and
•	All current directors and executive officers as a group.
Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is in care of Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060. This table is based on information supplied by our current and former executive officers, directors and principal stockholders and Schedules 13D, 13G and other filings made with the SEC on or before March 31, 2021. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 60,594,481 shares of common stock outstanding on March 31, 2021, as adjusted as required by the rules promulgated by the SEC. This table includes shares issuable pursuant to stock options and other rights to purchase shares of our common stock exercisable within 60 days of March 31, 2021.
Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Total
Greater than 5% Stockholders
Wellington Management Company, LLP(1)	6,289,051	10.38%
BlackRock, Inc.(2)	5,390,560	8.90%
The Vanguard Group(3)	5,263,839	8.69%
Avoro Capital Advisors, LLC(4)	4,190,000	6.91%
Directors and Named Executive Officers
Amit D. Munshi(5)	706,083	1.15%
Vincent E. Aurentz(6)	286,475	*
Kevin R. Lind(7)	235,253	*
Steven W. Spector, J.D.(8)	179,044	*
Robert Lisicki(9)	135,482	*
Tina S. Nova, Ph.D.(10)	48,513	*
Garry Neil, M.D.(11)	46,954	*
Laurie Stelzer(12)	46,744	*
Joan Schmidt(13)	46,441	*
Oliver Fetzer, Ph.D.(14)	45,429
Jayson Dallas, M.D.(15)	44,112	*
Jennifer Jarrett(16)	42,787	*
Chris Cabell, M.D., MHS, FACC(17)	31,230	*
Kieran T. Gallahue(18)	23,925	*
Manmeet S. Soni(19)	17,552	*
Katharine Knobil(20)	5,431	*
Nawal Ouzren(21)	624	*
All current directors and executive officers as a group (14 persons)(22)	1,496,552	2.41%
*	Less than one percent
(1)
Wellington Management Group LLP had shared voting power with respect to 5,521,833 shares and shared dispositive power with respect to 6,289,051 shares. The principal business office of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.

(2)
BlackRock, Inc., had sole voting power with respect to 5,279,905 shares and sole dispositive power with respect to 5,390,560 shares. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
The Vanguard Group had sole voting power with respect to 0 shares, sole dispositive power with respect to 5,153,068 shares, shared voting power with respect to 64,094 shares and shared dispositive power with respect to 110,771 shares. The principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355

18	2021 PROXY STATEMENT

(4)
Avoro Capital Advisors LLC had the sole voting power with respect to 4,190,000 shares and sole dispositive power with respect to 4,190,000. The principal business office of Avoro Capital Advisors LLC is 110 Greene Street, Suite 800, New York, NY 10012.

(5)	Includes 698,333 shares issuable to Mr. Munshi upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(6)	Includes 259,475 shares issuable to Mr. Aurentz upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(7)	Represents 231,796 shares issuable to Mr. Lind upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(8)	Represents 161,607 shares issuable to Mr. Spector upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(9)	Represents 126,041 shares issuable to Mr. Lisicki upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(10)	Includes 34,383 shares issuable to Dr. Nova upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(11)	Includes 41,250 shares issuable to Dr. Neil upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(12)	Represents 38,500 shares issuable to Ms. Stelzer upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(13)	Represents 38,500 shares issuable to Ms. Schmidt upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(14)	Represents 41,250 shares issuable to Dr. Fetzer upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(15)	Represents 41,250 shares issuable to Mr. Dallas upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(16)	Represents 37,083 shares issuable to Ms. Jarrett upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(17)	Represents 29,829 shares issuable to Mr. Cabell upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(18)	Represents 16,527 shares issuable to Mr. Gallahue upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(19)	Represents 14,096 shares issuable to Mr. Soni upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(20)	Represents 5,346 shares issuable to Ms. Knobil upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(21)	Represents 624 shares issuable to Ms. Ouzren upon the exercise of stock options that are exercisable within 60 days of March 31, 2021.
(22)	Includes 1,392,658 shares issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of March 31, 2021.
Information About Our Executive Officers
Our executive officers are appointed by our Board of Directors and serve at the discretion of our Board. The following table sets forth information regarding our executive officers.
Name	Age	Position
Current executive officers
Amit D. Munshi	53	President and Chief Executive Officer
Laurie Stelzer	53	Executive Vice President and Chief Financial Officer (beginning March 16, 2020)
Vincent E. Aurentz	53	Executive Vice President and Chief Business Officer
Robert Lisicki	54	Executive Vice President and Chief Commercial Officer
Joan Schmidt	57	Executive Vice President, General Counsel and Secretary (beginning March 2, 2020)
Certain former executive officers
Kevin R. Lind	45	Executive Vice President and Chief Financial Officer (through March 15, 2020)
Chris Cabell, M.D., MHS, FACC	52	Executive Vice President, Chief Medical Officer (through November 30, 2020)
Steven W. Spector, J.D.	56	Executive Vice President, General Counsel and Secretary (through March 1, 2020)
2021 PROXY STATEMENT	19

Executive Officers
Amit D. Munshi AGE: 53
EXPERIENCE
Amit D. Munshi – See “ELECTION OF DIRECTORS (PROPOSAL 1)” for biographical information regarding Mr. Munshi, our President and Chief Executive Officer, who is also a director nominated for reelection at the 2021 Annual Meeting.

Laurie Stelzer AGE: 53
EXPERIENCE
Laurie Stelzer has served as our Executive Vice President and Chief Financial Officer since March 2020. Previously, Ms. Stelzer spent the last five years as the Chief Financial Officer at Halozyme Therapeutics, Inc., leading the Finance, Information Technology, Business Development, Project Management and Site Operations organizations. Prior to joining Halozyme, Ms. Stelzer held senior management roles at Shire Plc (acquired by Takeda), including Senior Vice President of Finance, Division CFO for the Regenerative Medicine Division, and Head of Investor Relations. Previously she held positions of increasing responsibility during her fifteen-year career at Amgen, Inc., spanning the areas of Finance, Treasury, Global Accounting and International/Emerging Markets. Ms. Stelzer received her B.S. in Accounting from Arizona State University, and her M.B.A. from University of California, Los Angeles, Anderson School of Management. She currently serves on the boards of Surface Oncology, Inc., an immuno-oncology company, and PMV Pharmaceuticals, Inc., a precision oncology platform company.

Vincent E. Aurentz AGE: 53
EXPERIENCE

Vincent E. Aurentz has served as our Executive Vice President and Chief Business Officer since August 2016. Mr. Aurentz has over 30 years of experience in the biopharmaceutical industry. Previously, he was the Chief Business Officer of Epirus Biopharmaceuticals, Inc. from November 2015 to July 2016. Prior to that, Mr. Aurentz served as President and was a member of the Board of Directors of HemoShear Therapeutics, LLC from July 2013 to November 2015, where he oversaw discovery programs, scientific, and business development efforts including R&D collaborations with global pharmaceutical companies. Prior to joining HemoShear Therapeutics, Mr. Aurentz was Executive Vice President and member of the Executive Management Board at Merck KGaA (Merck Serono S.A.) where he directed R&D programs, portfolio strategy and headed all deal activity and venture investments. Mr. Aurentz is a former Executive Vice President at Quintiles and a Co-founder and Managing Director of a venture capital and advisory business. He was a partner with CSC Healthcare, the life sciences strategic management consulting division of Computer Sciences Corporation, after starting his career and working for 8 years at Andersen Consulting (now Accenture). In July 2016, Epirus filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Aurentz serves on the Board of Directors for Longboard Pharmaceuticals, Inc., a pharmaceutical company developing therapeis to treat rare neurological diseases. Mr. Aurentz received a B.S. in mathematics from Villanova University.

20	2021 PROXY STATEMENT

Robert Lisicki AGE: 54
EXPERIENCE

Robert Lisicki has served as our Executive Vice President and Chief Commercial Officer since November 2018. Prior to joining Arena, Mr. Lisicki most recently served as General Manager, Vice President Cardio-Metabolic and Inflammation at Regeneron Pharmaceuticals, Inc., a biotechnology company, from May 2018 to November 2018. Prior to joining Regeneron, he was Senior Vice President of Sales and Marketing and Chief Customer Officer at Daiichi Sankyo, Inc., a global pharmaceutical company, from August 2014 to April 2018. Prior to Daiichi Sankyo, Mr. Lisicki held several management positions at Amgen Inc., including Vice President and General Manager, responsible for a 700+ person sales force in the U.S. His U.S. leadership experiences included such market shaping products as Enbrel and Prolia. During his tenure he also covered several ex-U.S. regions, and worked as an International Franchise Lead running the development and international strategies and business plans across Amgen’s portfolio including Nephrology, Cardiology, Bone and Oncology. Prior to joining Amgen, Mr. Lisicki held various sales and marketing positions at Johnson & Johnson Corporation. Mr. Lisicki brings over 20 years of experience in biopharmaceutical management, sales and marketing to Arena. Mr. Lisicki holds a B.S. in Finance and Business Administration from the State University of New York at Albany.

Joan Schmidt, J.D. AGE: 57
EXPERIENCE

Joan Schmidt, J.D., has served as our Executive Vice President and General Counsel since March 2020. From June 2018 to February 2020, Ms. Schmidt served as Executive Vice President, Chief Legal Officer and Secretary at DBV Technologies SA, a French, publicly traded, clinical-stage biopharmaceuticals company. From July 2015 to May 2018, Ms. Schmidt was Executive Vice President, Legal Affairs and Human Resources, and General Counsel at Biotronik, Inc., the US subsidiary of Biotronik AG, a privately held, global commercial-stage medical device company. Ms. Schmidt’s experience includes 20 years of increasing responsibility at Novo Nordisk in both the United States and Europe from May 1995 to May 2015, most recently as Corporate Vice President, Legal Affairs of Novo Nordisk A/S, a publicly traded, Fortune 100 company. Ms. Schmidt earned a J.D. from Pace University and a B.A. from the University of Connecticut.

2021 PROXY STATEMENT	21

Certain Former Executive Officers
Kevin R. Lind AGE: 45
EXPERIENCE

Kevin R. Lind serves as President and Chief Executive Officer, and as a director, of Longboard Pharmaceuticals, Inc. (formerly Arena Neuroscience, Inc.), a pharmaceutical company. Previously, Mr. Lind served as our Executive Vice President and Chief Financial Officer from June 2016 until his appointment to Arena Neuroscience in March 2020. Prior to joining the Company, Mr. Lind was a Principal focused on healthcare at TPG Special Situations Partners, a global investment firm, from January 2009 to June 2016. Mr. Lind was a member of the TPG Pharma Partners effort at TPG-Axon, a global investment firm, from 2006 to 2008. He served in various capacities as a healthcare investment banker at Lehman Brothers, Inc., a former global financial services firm, from 1998 to 2002 and 2004 to 2006. Mr. Lind received a B.S. from Stanford University in Biological Sciences and an M.B.A. from UCLA Anderson School of Management.

Chris Cabell, M.D., M.H.S., FACC AGE: 52
EXPERIENCE

Chris Cabell, M.D., M.H.S., FACC, served as our Executive Vice President, Head of Research and Development, and Chief Medical Officer from June 2020 until November 2020. From August 2019 to June 2020 he served as our Senior Vice President and Chief Medical Officer, and October 2017 to July 2019 he served as our Senior Vice President and Head of Clinical Development. Over the past nearly 3 years, Dr. Cabell has been a member of the Arena senior leadership team and has been instrumental in helping to develop and shape the R&D organization which has seen a significant growth and maturity, from less than 40 team members to an organization of more than 225 experienced professionals. In addition, Dr. Cabell, as Chief Medical Officer, has been accountable for all Arena regulatory interactions and commitments over the past year. Prior to joining Arena, Dr. Cabell spent 10 years at IQVIA (formerly Quintiles, Inc. and QuintilesIMS) in a variety of executive positions including Chief Medical and Scientific Officer, and Global Head of Medical and Project Management, managing an international organization of over 1600 staff. Prior to joining IQVIA, Dr. Cabell was on faculty at Duke University, where he led efforts on multiple important collaborative consortia including the Cardiac Safety Research Consortium, a public/private partnership between academic medical centers, the Food and Drug Administration (FDA), and Industry. He is a Fellow of the American College of Cardiology with over 100 peer reviewed publications including in the New England Journal of Medicine, JAMA, and Annals of Internal Medicine. Board certified in both internal medicine and cardiovascular diseases, Dr. Cabell is an honors graduate of the Pennsylvania State University and earned his Doctor of Medicine and Masters in Health Science degrees from Duke University.

Steven W. Spector, J.D. AGE: 56
EXPERIENCE

Steven W. Spector, J.D., served as our Executive Vice President and General Counsel from February 2012 to March 2020, and previously served as our Senior Vice President and General Counsel from June 2004 to February 2012 and as our Vice President and General Counsel from October 2001 to June 2004. Mr. Spector also served as our Secretary from November 2001 to March 2020. Mr. Spector is an advisory director and a former President of the Association of Corporate Counsel, San Diego, and an Adjunct Professor at the University of San Diego School of Law. Prior to joining Arena, Mr. Spector was a partner with the law firm of Morgan, Lewis & Bockius LLP, where he worked from 1991 to October 2001. Mr. Spector holds a B.A. and a J.D. from the University of Pennsylvania.

22	2021 PROXY STATEMENT

Compensation Discussion and Analysis
Our executive compensation programs are designed to attract, motivate and retain qualified and talented executives, incentivize them to achieve our business objectives, and reward them for superior short- and long-term performance. This Compensation Discussion and Analysis describes the key elements of our executive compensation program and compensation decisions for our named executive officers, or NEOs, for 2020 and material changes for 2021. The Compensation Committee of the Board of Directors (the “Compensation Committee”), with input from its independent compensation consultant, oversees these programs and determined compensation for our NEOs.
Our 2020 NEOs are listed below and fall into three categories: (1) “Continuing NEOs” are executives who were not new hires and did not discontinue employment during the year, (2) “New Hire NEOs” are executives who were hired during the year, and (3) “Former NEOs” are former executives who discontinued their employment with the Company during the year.
NEO	Position
Amit D. Munshi	President and Chief Executive Officer (Continuing NEO)
Laurie Stelzer	Executive Vice President and Chief Financial Officer (New Hire NEO—joined in March 2020)
Vincent E. Aurentz	Executive Vice President and Chief Business Officer (Continuing NEO)
Robert Lisicki	Executive Vice President and Chief Commercial Officer (Continuing NEO)
Joan Schmidt, J.D.	Executive Vice President, General Counsel and Secretary (New Hire NEO—joined in March 2020)
Kevin R. Lind	Former Executive Vice President and Chief Financial Officer (Former NEO—ceased in March 2020)(1)
Chris Cabell, M.D., M.H.S., FACC	Former Executive Vice President, Head of Research and Development, and Chief Medical Officer (Former NEO—ceased in November 2020)(2)
Steven W. Spector, J.D.	Former Executive Vice President, General Counsel and Secretary (Former NEO—ceased in March 2020)(3)
(1)
Mr. Lind ceased serving as an executive officer in March 2020 at which time he transitioned to the role of President and Chief Executive Officer of our wholly owned subsidiary Arena Neuroscience. Mr. Lind remained an employee of Arena during his service as President and Chief Executive Officer of Arena Neuroscience until October 2020 when Arena Neuroscience was spun out as Longboard Pharmaceuticals and ceased to be our wholly-owned subsidiary.

(2)	Dr. Cabell ceased serving as an executive officer and employee in November 2020 and continues to provide advisory services to us.
(3)	Mr. Spector ceased serving as an executive officer and employee in March 2020 and continued to provide consulting services to us through the end of 2020.
Executive Summary
We are a biopharmaceutical company focused on developing novel, transformational medicines with optimized pharmacology and pharmacokinetics for patients globally. Our proprietary, internally developed pipeline includes multiple potentially first- or best-in-class assets with broad clinical utility.
Business Highlights
Since 2016, our leadership team has led the turnaround and transformation of Arena, refocusing on our pipeline, delivering on key milestones, divesting historical obligations that were not aligned with our business strategy, rebuilding the organization and stockholder base, and focusing on the financial strength of the Company. As a direct result of these efforts, Arena has seen its market capitalization grow, supported by strong institutional ownership, and has secured a robust financial foundation with approximately $1.1 billion in cash, cash equivalents and investments as of December 31, 2020.
This transformation took place under the leadership of Mr. Munshi, who was hired and appointed President and Chief Executive Officer effective May 11, 2016, and has since hired an entirely new executive team and brought new perspectives to our Board of Directors. The change in our focus required not only new leadership, but also a significant buildout of our drug development capabilities and other operations, with approximately 439 employees hired from 2016 through 2020. During this period we have significantly advanced etrasimod, olorinab and APD418 in clinical development and negotiated an $800 million upfront payment for the global license agreement for ralinepag with United Therapeutics.
Arena is primed for and focused on the next stage of its evolution with multiple clinical stage assets deployed across 8 diseases and 3 therapeutic areas, with additional preclinical compounds in the pipeline, and multiple ongoing global trials that are expected to yield up to 8 Phase 2 and Phase 3 data readouts between 2021 and 2022 and generate multiple Investigational New Drug applications (INDs) over the next 5 years.
2021 PROXY STATEMENT	23

Key 2020 achievements reflected strong scientific, clinical, and business performance, which we believe will create long-term value for our stockholders:
Corporate:
•	Formed and spun out Arena Neuroscience into Longboard Pharmaceuticals
•	Executed a multi-target inflammation and immunology (I&I) research collaboration with Beacon Discovery
•	Maintained business continuity throughout COVID-19 pandemic as illustrated by the execution and enrollment completion of key clinical trials during 2020
•	Continued to grow our headcount 25% and successfully transitioned the workforce to virtual working conditions which leveraged technology to ensure ongoing collaboration
•
Attained the maximum stock price target established under the 2019 Performance Restricted Stock Unit program of $75, representing an 83% TSR over the grant date fair market value, and delivered shares to participants at 200% of the established target grant.

Etrasimod:
•	Initiated two new clinical programs in Eosinophilic Esophagitis (EoE) and Alopecia Areata (AA)
•	Completed and readout ADVISE Study in Atopic Dermatitis
•	Met pre-specified enrollment target for ELEVATE UC52 Study
Olorinab:
•	Completed CAPTIVATE Study enrollment for patients with pain due to IBS
APD418:
•	Conducted successful Phase I study of APD418 in healthy volunteers and commenced readying for Phase II program
The transformation of our business has created a significant amount of stockholder value. Our closing stock price (adjusted to give effect to our 2017 reverse stock split) has increased from $15.50 on May 11, 2016, the date Mr. Munshi’s appointment was effective, to $76.83 on December 31, 2020, reflecting a 496% increase in Total Stockholder Return, or TSR, during that period. TSR during 2020 was 69.2%, which exceeded the Nasdaq Biotech Index return of 26.4% in 2020.
Compensation Highlights
•
Target Cash: Continuing NEO 2020 base salaries increased approximately 4% (ranging from 3% to 5%) from 2019 base salaries and target bonus percentages remained flat, resulting in target cash compensation that was generally within 10% of the median of our 2019 Peer Group.

•
Equity Awards: Continuing NEOs received annual 2020 equity awards in the form of stock options, at grant values below the median of the 2019 Peer Group. Each of our Continuing NEOs held outstanding PRSUs granted in 2019 that were eligible to vest upon meeting rigorous performance goals that we believed continued to provide significant incentive and retention value. New Hire NEOs, received 2020 equity awards in the form of stock options and PRSUs that reflected similar terms to the PRSUs held by our Continuing NEOs that were granted in 2019 and remained outstanding during 2020.

•
Performance Results and Payouts: We achieved our annual 2020 corporate goals at 106% of target (COVID-19 had minimal impact on business performance during 2020) and due to our strong TSR, we met our stretch PRSU stock price performance goals in 2020. As a result, we paid 2020 performance bonuses based on such corporate achievement and PRSUs granted in 2019 and 2020 completed vesting in early 2021.

24	2021 PROXY STATEMENT

•
Total Compensation: Our CEO’s 2020 total compensation, as reported in the Summary Compensation Table, falls below the median of the 2019 Peer Group and the 2020 Peer Group and was about 23% lower in 2020 than 2019. Our CEO and other NEO total compensation for 2020, as reported in the Summary Compensation Table, consisted primarily of performance-based ‘at-risk’ pay that was dependent on our company performance, as reflected below.

2021 PROXY STATEMENT	25

In March 2021, we granted PRSUs to each of our NEOs who were employed with the Company on the grant date. This is described further in the Equity Compensation portion of this Compensation Discussion and Analysis section below.
Compensation Practices and Governance Highlights
Pay for Performance
Significant link between the compensation of our NEOs and the achievement of our short- and long-term business objectives through annual cash incentives that are tied to key annual scientific, clinical, and business milestones and with long-term equity compensation that only rewards creation of stockholder value through stock options and performance-based RSUs tied to achieving considerably higher stock price goals that we believe can only be met if business objectives are achieved

Stockholder Alignment	Alignment of the interests of our NEOs with those of our stockholders through the use of long-term equity incentives that require stock price growth
Compensation Governance
100% independent directors on the Compensation Committee Compensation Committee meets regularly in executive session without management present Independent compensation consultant, Frederic W. Cook & Co., reports directly to the Compensation Committee Conduct an annual risk assessment of our compensation policies and practices

Equity Plan and Award Features
Maximum seven-year term for stock options

Stock option exercise prices are set at the closing price of our common stock on the date of grant as reported on the Nasdaq Global Select Market (or, if there is no closing price on such date, on the last preceding date on which a closing price was reported)

No repricing of underwater stock options without prior stockholder approval

Performance-based equity awards

Change in Control Provisions	No excessive change in control payments Change in control payments contingent upon “double-trigger” No tax gross-ups on severance or change in control benefits
Post-termination/Retirement Benefits	No post-termination retirement or pension benefits
Prohibition on Hedging, Margin Loans and Pledging	Prohibit hedging, purchases on margin, and pledging of our common stock by all employees and directors
Clawback Policy	Maintain policy to seek repayment of incentive-based compensation in the event we experience certain accounting restatements
Stock Ownership Guidelines	Maintain stock ownership guidelines to promote executive and director stock ownership
2020 Say-on-pay Vote
At our 2020 Annual Meeting of Stockholders, approximately 94% of the votes cast on the say-on-pay proposal voted in support of the compensation paid to our named executive officers for 2019. While this vote was only advisory and not binding, the Compensation Committee considered the results of the vote in the context of our overall compensation philosophy, as well as our compensation philosophies, policies, decisions and performance. The Compensation Committee believes that the 2020 stockholder vote generally endorsed our compensation philosophy and the decisions made for 2019. After considering this vote, the Compensation Committee decided not to make significant changes to its fundamental compensation philosophies and policies in 2020. Additionally, in 2021 the Company engaged in stockholder outreach regarding its executive compensation program and other ESG matters. The purpose of the outreach was to discuss the Company’s perspective on each topic and solicit input from key shareholders that would be used to make future decisions.
Compensation Philosophy, Objectives and Development
The primary principles of our compensation strategy include:
•	Compensation decisions are driven by a pay-for-performance philosophy; and
•	Compensation should reflect corporate and individual performance.
26	2021 PROXY STATEMENT

Our overall compensation philosophy and objective is to maintain a compensation program for our NEOs that helps us attract and retain highly qualified individuals and motive them to execute on our business strategy and positively contribute to our success by aligning their interests with those of our stockholders, which we believe will result in enhancing stockholder value. The compensation programs for our NEOs are designed to provide compensation opportunities that are tied to our overall corporate performance, as well as their individual performance. NEOs’ compensation includes three key elements: (i) base salary; (ii) performance-based annual cash incentives; and (iii) equity compensation. Our compensation strategy emphasizes at-risk compensation for each NEO by using both performance-based annual incentives and performance-based long-term equity awards in the form of stock options and periodic awards of PRSUs. Stock options are utilized because they only provide value if the stock price increases. Our stock options have a seven-year term which generally aligns with a clinical development timeline.
To further emphasize our performance-based compensation philosophy, in 2019 we added PRSUs as a component of annual equity awards for our NEOs and these 2019 PRSUs were in place for our Continuing NEOs during 2020. The 2019 PRSUs were structured to provide value only if the stock price increased to three specified price targets that represented significant appreciation over the closing price on the date the PRSUs were granted and remained at or above such prices for a sustained period of time. The ‘threshold’ price required for any PRSUs to vest ($60) represented nearly a 50% increase in our stock price from the grant date price, the ‘target’ price ($67.50) represented approximately a 65% increase in our stock price from the grant date price and the ‘stretch’ price ($75) represented approximately an 83% increase our stock price from the grant date price. We continued this practice by granting PSUs to each of our New Hire NEOs in 2020 that reflected similar terms to the 2019 PSUs, except they did not include the ‘threshold’ price (due to our stock price appreciation) and required an extended service period in order to earn any shares. The Compensation Committee believes that the combination of stock options and PRSUs significantly aligns the interests of NEOs with those of our stockholders because there is no ability to realize a gain on either type of equity award without increasing the stock price and, with respect to the PRSUs, without significant and sustained stock price increases. Performance during 2020 against the PRSU stock price goals resulted in vesting of all of the PRSUs, which was viewed as an outcome driven by high performance, as shown by shareholder return that was considerably higher than the Nasdaq Biotech Index and well above the median of our peer group during 2020.
Consistent with our pay-for-performance philosophy, and the long product development life cycles in the pharmaceuticals industry, the Compensation Committee links the compensation of our executive officers to performance by emphasizing equity compensation opportunities for long-term performance and cash incentives for near-term goal alignment. Consistent with this philosophy, the total compensation provided to our executive officers will vary from year to year and will vary between executive officers based on corporate performance, including performance against annual goals that are pre-established by the Compensation Committee, as well as individual performance. Our NEOs are also entitled to market-competitive health and welfare benefits, and as described below, they may be entitled to receive additional benefits if certain criteria are met at termination of employment.
Program Development and Role of Compensation Committee, Compensation Consultant and Management
As part of the process for setting the compensation of our NEOs, our Chief Executive Officer, working with our Chief Human Capital Officer, provides the Compensation Committee with his performance assessments of the Company and of the individual NEOs and recommends to the Compensation Committee base salaries, target annual cash incentive (as percentage of base salary), annual cash incentive payouts (actual incentive paid based on performance against goals), and equity-based compensation for our NEOs other than the Chief Executive Officer. The Compensation Committee considers our Chief Executive Officer’s input and can accept, reject or modify these recommendations in its discretion. The Compensation Committee may consult with compensation consultants, legal counsel and other advisors in designing our compensation program, including in evaluating the competitiveness of individual compensation packages and in relation to our performance goals. The Compensation Committee also considers peer company data and factors such as the past, current and expected contributions of each NEO, our corporate performance and strategic focus, global economic conditions, the mix of compensation that would be most appropriate for each NEO, and such officer’s particular responsibilities, experience, level of accountability and decision authority.
The Compensation Committee meets in executive session without management. Various members of management may attend committee meetings, and they and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial, competitive market, or other background information or advice. None of our NEOs was present during the Compensation Committee’s determinations regarding his/her own compensation.
The Compensation Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its compensation consultant. FW Cook reports directly to the Compensation Committee and takes its direction from the Chair of the Compensation Committee,
2021 PROXY STATEMENT	27

working with management on select issues under the Compensation Committee’s oversight. The Compensation Committee retained FW Cook in 2019 and 2020 to provide data, context, and advice regarding executive officer compensation and our peer group.
Peer Groups Used in Program Development and Compensation Decisions
Our Compensation Committee generally does not target the amount of compensation for our NEOs relative to a peer group of companies, but it does consider peer data as context for purposes of assessing the competitiveness of the executive compensation program. An individual NEO may earn more or less than the peer group median depending on factors, including the individual’s experience, role, and past and expected future contribution and performance.
2019 Peer Group
In the second quarter of 2019, the Compensation Committee reviewed and updated our peer group to include the group of companies set forth below that were similar to Arena as measured by industry segment, financial criteria/market capitalization, headcount, asset pipeline, location and commercial stage. We refer to this peer group of 18 companies as the “2019 Peer Group.” For example, these companies had 2018 12-month average market capitalizations of between $1.7 billion and $8.6 billion with a median 12-month average market capitalization of $3.2 billion. In the second quarter of 2019 when these peer data were reviewed, our market capitalization was $2.7 billion, so Arena were similar in size to the trailing market capitalization of the 2019 Peer Group companies when they made the compensation decisions disclosed in their 2019 proxy statements. The 2019 Peer Group data was considered in reviewing our executive compensation program for 2020, including the determination of 2020 base salaries, target cash incentive compensation, and annual equity awards.
2019 Peer Group
Acadia Pharmaceuticals Inc.	Acceleron Pharma, Inc.	Agios Pharmaceuticals, Inc.
Aimmune Therapeutics, Inc.	Array BioPharma Inc.	bluebird bio, Inc.
Blueprint Medicines Corporation	FibroGen, Inc.	Global Blood Therapeutics, Inc.
Halozyme Therapeutics, Inc.	Immunomedics, Inc.	Ironwood Pharmaceuticals, Inc.
MyoKardia, Inc.	Neurocrine Biosciences, Inc.	Sage Therapeutics, Inc.
Sarepta Therapeutics, Inc.	Ultragenyx Pharmaceutical Inc.	United Therapeutics Corporation
2020 Peer Group
In the second quarter of 2020, the Compensation Committee reviewed and updated our peer group again using the same criteria as applied for 2019 and developed a new peer group of 18 companies (referred to as the “2020 Peer Group”. These companies had 2019 12-month average market capitalizations of between $1.8 billion and $8.6 billion, with a median 12-month average market capitalization of $3.2 billion. In the second quarter of 2020 when these peer data were reviewed, our market capitalization was $3.7 billion, so Arena were larger than the median trailing market capitalization of the 2020 Peer Group companies when they made the compensation decisions disclosed in their 2019 proxy statements. The 2020 Peer Group data is mostly used as a reference point for 2021 decisions about cash and long-term incentive compensation. The 2020 peer group was the same as the 2019 peer group except that four companies were removed (Aimmune, Array BioPharmaceuticals, Halozyme, and United Therapeutics), with four companies added (Arrowhead Pharmaceuticals, Intercept Pharmaceuticals, Mirati Therapeutics, and Nektar Therapeutics).
2020 Peer Group
Acadia Pharmaceuticals Inc.	Acceleron Pharma, Inc.	Agios Pharmaceuticals, Inc.
Arrowhead Pharmaceuticals	bluebird bio, Inc.	Blueprint Medicines Corporation
FibroGen, Inc.	Global Blood Therapeutics, Inc.	Immunomedics, Inc.
Intercept Pharmaceuticals	Ironwood Pharmaceuticals, Inc.	Mirati Therapeutics
MyoKardia, Inc.	Nektar Therapeutics	Neurocrine Biosciences, Inc.
Sage Therapeutics, Inc.	Sarepta Therapeutics, Inc.	Ultragenyx Pharmaceutical Inc.
Compensation Consultant Conflict of Interest Analysis
The Compensation Committee has determined that the work of FW Cook and the individual compensation advisors employed by FW Cook does not create any conflict of interest. In making that determination, the Compensation Committee took into consideration the following factors: (i) the provision of other services to Arena by FW Cook; (ii) the amount of fees we paid
28	2021 PROXY STATEMENT

FW Cook as a percentage of FW Cook’s total revenue; (iii) FW Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of FW Cook or the individual compensation advisors employed by FW Cook with an Arena executive officer; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any Arena stock owned by FW Cook or the individual compensation advisors employed by the consultant. During 2020, we paid FW Cook fees that constituted less than 1% of FW Cook’s total revenue.
2020 Compensation Decisions
The 2020 NEO compensation program is best understood by reference to the decisions for the Continuing NEOs because compensation for the New Hire NEOs and the Former NEOs both reflect specific one-time circumstances related to each individual’s joining or separating from employment with Arena. In general, decisions for the New Hire NEOs were made to attract their employment with Arena, while decisions for Former NEOs were made based on either pre-existing severance plans or the individual circumstance surrounding their departure: compensation decisions for Kevin Lind reflected his transition from NEO at Arena to President and Chief Executive Officer of our subsidiary Arena Neuroscience, which recently listed on the Nasdaq as the standalone company Longboard Pharmaceuticals.
Base Salary
The purpose of base salary is to provide fixed compensation to attract, retain and motivate executives with the qualifications desired for the individual position. The base salary for our NEOs is influenced by a number of factors, including the individual’s position, scope of responsibilities, breadth and depth of experience, performance to date, expected future contribution, and the overall mix of base salary, performance-based cash incentives and equity compensation.
In early 2020, the Compensation Committee approved base pay increases from 2019 levels for our Continuing NEOs and to Kevin Lind, for whom the transition to President and Chief Executive Officer of the wholly owned Arena Neurosciences subsidiary had not yet been finalized. These salary increases, which followed positive 2019 TSR, included consideration of median target cash compensation of the 2019 Peer Group. The 2020 annual base salaries for our NEOs for their employment services during 2020 were as follows:
NEO		2019 Base Salary	2020 Base Salary	Increase (%)
Amit D. Munshi	Continuing NEO	$660,000	$693,000	5.0%
Laurie Stelzer	New Hire NEO	—	$480,000	—
Vincent E. Aurentz	Continuing NEO	$420,240	$435,369	3.6%
Robert Lisicki	Continuing NEO	$410,000	$432,140	5.4%
Joan Schmidt	New Hire NEO	—	$420,000	—
Kevin R. Lind	Former NEO	$420,240	$432,847	3.0%
Chris Cabell, M.D., MHS, FACC(1)	Former NEO	$405,000	$425,250	5.0%
Steven W. Spector, J.D.	Former NEO	$440,232	$440,232	0.0%
(1)
Amount in the table reflects the approved base pay increase from 2019 levels in early 2020. In June 2020, the Company promoted Dr. Chris Cabell, our Senior Vice President and Chief Medical Officer, to Executive Vice President, Head of Research and Development, and Chief Medical Officer and subsequently increased Dr. Cabell’s salary to $500,000 to account for his increased responsibilities in his promoted role.

The base salaries for our New Hire NEOs were determined at the time each NEO joined us, based on the general factors above, and also considering the 2019 Peer Group Data and the amount the Compensation Committee determined was appropriate to induce such individual to join our company based on experience, scope of role, competing offers, if applicable, and expectations of pay.
Performance-Based Cash Incentives
Annual Incentive Plan. All of our NEOs were participants in the Annual Incentive Plan for 2020, except for Steven Spector due to his termination of employment early in 2020. Under the Annual Incentive Plan, each participant was assigned an incentive target that was expressed as a percentage of annual base salary. Our Chief Executive Officer’s incentive target under the Annual Incentive Plan was 70% of his annual base salary, and the other NEO participants in the 2020 bonus plan had incentive targets of 50% of their annual base salaries. These were the same incentive targets as under the Annual Incentive Plan for 2019. No amount of incentive award was guaranteed, and the maximum potential incentive award under the Annual Incentive Plan for 2020 was 150% of the target cash incentive award amount for extraordinary goal achievement in 2020. All of the 2020 goals were established by the Compensation Committee in early 2020.
2021 PROXY STATEMENT	29

The objective of the Annual Incentive Plan was to align near-term incentives for executive officers of the Company, including our NEOs, to be consistent with stockholders and long-term corporate objectives. All participants’ potential incentive awards were based on the same 2020 corporate goals, which we believe aligns the interests of our executive officers with one another and with our stockholders. Each Annual Incentive Plan participant’s actual incentive award was based on the level of achievement of pre-established corporate goals, the quality of such achievement, the participant’s role in goal achievement and the weighting of the goals, with the Compensation Committee retaining discretion to adjust or modify actual awards, subject to the cap of 150% of the targeted award amount.
In early 2021, the Compensation Committee assessed our corporate performance against the 2020 corporate goals, from both a qualitative and quantitative perspective, and determined that we had achieved our corporate goals at an overall level of 106%. This score considers performance versus goals, as well as the success of the June financing and the manner in which the organization was able to adapt internally and clinically to the challenges of COVID. The 2020 corporate goals, the weighting of such goals, and the facts the Compensation Committee considered in determining the achievement of such goals are set forth below. The categories were similar to those used for 2019 with the weightings shifted slightly in accordance with our areas of focus for the year.
	Category and Weighting	Corporate Goals	Achievement and Rationale
1.	Pipeline (85%)	Clinical progress on Etrasimod (APD334) Clinical progress on Olorinab APD418, and other assets Build sustainable pipeline
       Achievement: 107%
       (91% weighted result)

•  Met pre-specified enrollment target for ELEVATE UC52 at/near target even during COVID-19 pandemic

• Completed enrollment of ADVISE and CAPTIVATE despite the challenging context of COVID-19 pandemic

2.	Global Strategy (5%)	Global strategic plan: Optimize global footprint in preparation for product launches and enhance portfolio value thru external engagement
       Achievement: 120%
       (6% weighted result)

• Spun out Arena Neuroscience as Longboard
Pharmaceuticals

• Executed a multi-target inflammation and immunology (I&I) research collaboration with Beacon Discovery

3.	Corporate Resource Management (10%)	Manage cash to efficiently reach major milestones Build a high-performing culture and hire, engage and retain key employees	Achievement: 90% (9% weighted result) • Raised $302M in financing in June 2020 • Increased headcount 25% (over 110 hires)
	Overall Assessment:		106% of Target Achievement
The Compensation Committee determined it was appropriate to award Mr. Munshi a bonus equivalent to our corporate performance for the year and therefore approved a bonus to Mr. Munshi equivalent to 106% of his target award. The Compensation Committee adjusted some of the other NEO’s bonuses based on its assessment of each NEO’s individual contributions towards our corporate performance (resulting in a range of 95% to 114% of each NEO’s target award). The amount of each NEO’s earned cash incentive award and target award are reflected below, with both the target and the actual award for the New Hire NEOs and former NEOs pro-rated for partial year service during 2020. Ms. Stelzer’s award amount reflected contributions above the overall corporate performance due to exceptional execution of the revamp and buildout of a global financial structure including revised tax strategies and the achievement of successful financing in June. Mr. Aurentz’s award amount reflected his leadership of the Beacon collaboration and the successful spin-out of Arena Neurosciences as Longboard Pharmaceuticals (which is publicly traded on Nasdaq as of March 12, 2021). Mr. Lisicki’s award amount reflected the instrumental preparation and buildout of our commercial organization heading towards launch. Ms. Schmidt’s award amount reflected the additional efforts of rebuilding a global legal, compliance and IP functions for long-term corporate
30	2021 PROXY STATEMENT

growth. Mr. Lind’s award amount at target reflected his contributions at Arena Neuroscience (now Longboard Pharmaceuticals) and his achievement of most of his objectives prior to his transition to Arena Neuroscience. Dr. Cabell’s award amount below target level reflected Dr. Cabell’s contributions to pipeline goal achievement as well as certain organizational deficiencies during 2020.
NEO		Target Award	Actual Award
Amit D. Munshi	Continuing NEO	$485,100	$514,206
Laurie Stelzer	New Hire NEO	$191,475	$218,282
Vincent E. Aurentz	Continuing NEO	$217,684	$241,630
Robert Lisicki	Continuing NEO	$216,070	$239,838
Joan Schmidt	New Hire NEO	$175,574	$194,887
Kevin R. Lind	Former NEO	$178,475	$178,475
Chris Cabell, M.D., MHS, FACC	Former NEO	$212,816	$202,175
Steven W. Spector, J.D.	Former NEO	—	—
Equity Compensation
General. We believe that equity grants provide our NEOs with the opportunity to share in increases, if any, in the value of our common stock, reinforce a long-term interest in our corporate performance, and directly motivate our NEOs to maximize long-term stockholder value. The potential realized value of certain grants depends on our stock performance and all of our equity grants utilize vesting that encourage our NEOs to continue working for us long term.
The Compensation Committee determines the size and type of equity awards after evaluating various factors applicable at the time of each such grant in their totality, which has included, among other things: the particular NEO’s role and responsibilities and the Compensation Committee’s view of the officer’s individual performance; the prior equity awards granted to such individual; retentive value of prior awards; our corporate performance; the value of equity grants; comparative peer data provided by its compensation consultant; dilution to our stockholders; and TSR.
All grants to executive officers require the approval of the Compensation Committee.
2020 Equity Grants. The Compensation Committee granted each of our NEOs equity compensation in 2020 in the form of stock options, which require the price to increase in order to realize any value and for New Hire NEOs, equity compensation in the form of stock options and PRSUs. The Compensation Committee was mindful that each of our Continuing NEOs had received PRSUs in 2019 that remained outstanding and provided for the opportunity to realize significant value if we met the rigorous stock price goals, and accordingly did not grant additional PRSUs to our Continuing NEOs in 2020. The Compensation Committee felt that the mix of PRSUs and new options provided an appropriate mix of equity awards for incentive and retention purposes and was consistent with our compensation philosophy that our NEOs should have a significant proportion of their total compensation at-risk, to encourage retention, and to align their long-term compensation with the interests of our stockholders.
The Compensation Committee determined the size of the 2020 equity grants based on several factors, including:
•	the 2019 Peer Group competitive compensation market data;
•	Our high TSR for 2019, which was 16.5%
•	The PRSUs and prior equity awards granted to our Continuing NEOs;
•	Internal equity within the Executive Leadership Team; and
•	Potential dilution of equity grants to our stockholders.
The 2020 stock option grants to each of our NEOs are reflected in the table below. The grant date fair value of each of the stock options was below the median of 2019 Peer Group data for Continuing NEOs. The comparison to median was conducted by our independent consultant based on a comparison of annual LTI as a percent of shares outstanding. The New Hire NEOs represented slightly less than 2x the number of options as the 2020 grants to the continuing NEOs, which is consistent with Company’s framework for new hire offers, and in addition they were granted PRSUs at half the level of the awards granted in 2019 for the other executive officers since the awards were issued at a time when the threshold performance had already been achieved and continuing NEOs had half of their target PRSU award already released. At the time the new NEOs started employment, the target and maximum performance levels were not yet achieved.
2021 PROXY STATEMENT	31

NEO		2020 Stock Options (#)	2020 Stock Options ($)	2020 Target PRSUs (#)(1)	2020 Target PRSUs ($)
Amit D. Munshi	Continuing NEO	270,000	$5,676,561	—
Laurie Stelzer	New Hire NEO	132,000	2,252,725	6,300	72,041
Vincent E. Aurentz	Continuing NEO	70,000	1,471,701	—	—
Robert Lisicki	Continuing NEO	70,000	1,471,701	—	—
Joan Schmidt	New Hire NEO	132,000	2,559,916	6,300	108,360
Kevin R. Lind	Former NEO	70,000	1,471,701	—	—
Chris Cabell, M.D., MHS	Former NEO	70,000	1,656,225	—	—
Steven W. Spector, J.D.	Former NEO	—	—	—	—
(1)
As described in more detail below, a number of shares of common stock that is equal to the target number of PRSUs are earned for achieving a closing stock price of $67.50, and the maximum number of common shares that may be earned under the PRSUs, which number equals 200% of the number of target PRSUs granted, are earned upon achieving a closing stock price of $75.00.

2020 Stock Options. The stock options granted to our NEOs in 2020 vest over four years, with 25% of the shares subject to the options vesting on the first anniversary of the grant date, and the remainder of the shares vesting monthly over the following three years in equal installments. The stock options have a seven-year term, which is generally consistent with the time horizon required to develop internally discovered medicines.
2019 PRSUs (Continuing NEOs). The Compensation Committee granted PRSUs to our Continuing NEOs and all other employees at the start of January 2019. The PRSUs vest if the closing price of a share of our common stock reaches certain price thresholds and remains at or above such thresholds for a period of time (the “Price Goal”) during the three-year performance period beginning January 4, 2019 and ending January 3, 2022 (the “Performance Period”), followed by the grantee’s subsequent satisfaction of a continuing service requirement of generally 90 calendar days. The Price Goals required our closing price to equal or exceed $60.00 (threshold), $67.50 (target) or $75.00 (stretch) for five consecutive trading days or ten non-consecutive trading days during the Performance Period, in which case, the PRSUs vest as to 50% (threshold), 100% (target) or 200% (stretch), respectively, of the grantee’s target PRSU amount, and the grantee will receive a number of shares following 90 days of additional employment service. These price goals were established by our Compensation Committee with the goal of requiring significant share price appreciation for any payout (the threshold goal represented nearly a 50% increase in our stock price from the grant date price, with the other goals requiring an even greater increase in our stock price). The Compensation Committee believed these were rigorous and difficult objectives which, if achieved, would benefit all stockholders.
2020 PRSUs (New Hire NEOs). Each of the New Hire NEOs was granted 6,300 target PRSUs upon commencement of their employment in early 2020 with two of the original price goals ($67.50 to earn target and $75 to earn 2x target). These PRSUs for New Hire NEOs were, subject to the same provisions for earnout as the other employee awards (with the Performance Period ending on January 3, 2022), but with a one-year minimum vesting period, and served to align the recently hired NEOs interests with the Continuing NEOs and employees who had been provided the 2019 PRSU awards in January 2019. The target and stretch price goals remained a challenge at the time of grant, requiring in the case of Ms. Schmidt a 64% increase in stock price to reach the target, and in the case of Ms. Stelzer an 86% price increase to reach the target from the closing price of the stock on the respective dates of grant.
During 2019, the first Price Goal ($60.00) and subsequent continuing service requirement were both achieved. The remaining Price Goals were met at the end of 2020, and the PRSUs vested in accordance with the Price Goals and vesting schedule in 2020 and 2021. There was no discretion used and the Compensation Committee views the 2020 and 2021 earnout and vesting as a performance-based outcome from a challenging grant.
2021 Equity Awards. As of March 1, 2021, the Compensation Committee granted options, RSUs, and PRSUs to our current NEOs and other eligible employees. Similar to the 2019 PRSUs, the 2021 PRSUs vest if the closing price of a share of our common stock reaches certain price thresholds and remains at or above such thresholds for a period of time (the “Price Goal”) during the three-year performance period beginning March 1, 2021 and ending February 29, 2024 (the “Performance Period”), followed by the grantee’s subsequent satisfaction of a continuing service requirement of generally 90 calendar days. The Price Goals require our closing price to equal or exceed $120.00 (threshold), $130.00 (target) or $145.00 (stretch) for five consecutive trading days or ten non-consecutive trading days during the Performance Period, in which case, the PRSUs vest as to 50% (threshold), 100% (target) or 200% (stretch), respectively, of the grantee’s target PRSU amount, and the grantee will receive a number of shares following 90 days additional employment service. These price goals were established by our
32	2021 PROXY STATEMENT

Compensation Committee with the goal of requiring significant share price appreciation for any payout (the threshold goal represented nearly a 50% increase in our stock price from the grant date price of $80.08, with the other goals requiring an even greater increase in our stock price). The Compensation Committee believes these are rigorous and difficult objectives which, if achieved, would benefit all stockholders.
Other Benefits
All of our current NEOs, as well as our other regular, full-time US employees, are eligible for a variety of health and welfare benefits, which are market competitive for our industry, size, and locations. We believe that competitive health and welfare benefits help ensure that we can attract, retain and maintain a productive and focused workforce.
Time Off
During 2020, all of our regular, full-time US employees accrued vacation time during the year, with the maximum amount of vacation time any employee may accrue being 240 hours. In addition, our employees, including NEOs, are eligible for paid sick leave, which meets state requirements. As of January 1, 2021, the company has adopted a Flexible Time Off policy that replaces the prior Vacation Time Off policy for U.S. exempt employees. All accrued and unused vacation time as of December 31, 2020 was paid to U.S. full-time exempt employees on February 26, 2021, including our NEOs. As of January 1, 2021, vacation hours do not accrue for our U.S. exempt employees, including our NEOs.
Retirement Savings Plan and Company Match
Our US employees are eligible to participate in our Retirement Savings Plan in the form of a qualified 401(k) plan, beginning on their hire date. Employees may make pre-tax or after-tax (Roth) contributions of up to 50% of gross cash compensation into the plan, up to the annual limit under the Internal Revenue Code, as amended, or Code. Subject to limits under the Code, we match 100% of each of the employee’s contributions, up to a maximum match of 6% of the employee’s eligible gross cash compensation per pay period. This matching contribution vests over a two-year period from the individual’s original date of hire. Our Retirement Savings Plan also allows employees to make certain after-tax contributions in addition to the contributions described above.
Employee Stock Purchase Plan
Our employees are eligible to participate in our 2019 Employee Stock Purchase Plan, or 2019 ESPP. Under the 2019 ESPP, employees may elect to have up to 20% of their annual compensation withheld to purchase up to 2,000 shares of our common stock per six-month purchase period, subject to certain limitations. The shares of our common stock can be purchased over an offering period with a maximum duration of 12 months and at a price of not less than 85% of the lesser of the fair market value of the common stock on (i) the first trading day of the applicable offering period or (ii) the last trading day of the applicable six-month purchase period.
Life and Disability Coverage
During 2020, we provided all regular, full-time US employees with a life insurance policy equal to two times the employee’s annual base salary, up to a maximum coverage of $500,000. Such employees are also covered by short- and long-term disability plans that coordinate with state disability insurance programs, if any.
Perquisites and Other Benefits
Except for the commuting expense related reimbursement provided to Mr. Aurentz, we did not provide any of our NEOs or other senior members of management with perquisites in 2020 that exceeded $10,000 in the aggregate for any person. Mr. Aurentz’s position and duties require him to travel extensively and do not require him to be present in our San Diego headquarters all of the time. Accordingly, pursuant to the terms of his employment agreement, we reimburse Mr. Aurentz for the cost of his airfare to San Diego on an after-tax basis in order to make such airfare expenses cost neutral for Mr. Aurentz. These benefits were individually negotiated with Mr. Aurentz and were provided because they were deemed necessary for his employment.
2021 PROXY STATEMENT	33

Post-Termination Compensation
Below is a summary of potential post-termination compensation for our NEOs. More details regarding such arrangements, including potential payouts, are provided below under “Potential Post-Employment Payments Table.” These termination benefits are intended to keep our NEOs focused on corporate interests while employed and to ease the consequences to an NEO of a termination of employment. In order to receive termination benefits the applicable NEO must execute a waiver and release of claims in our favor.
Severance Benefits. We have an Amended and Restated Severance Agreement with Mr. Munshi, or Severance Agreement, that may require us to provide compensation and benefits to him. We also have an Amended and Restated Severance Benefit Plan, or Severance Benefit Plan, that may require us to provide compensation and benefits to our NEOs other than Mr. Munshi.
We provide these benefits because we determined that it was appropriate to provide our NEOs severance compensation if their employment is terminated under certain circumstances. The Compensation Committee believes that the severance benefits are an important element of the NEOs’ competitive pay packages, that they serve important retention and motivation purposes and that such severance benefits, including generally requiring a release of claims against us as a condition to receiving any severance benefits, are best market practice and are in the best interests of the Company and its stockholders.
The Compensation Committee periodically reviews the severance benefits we offer to our NEOs to ensure that the benefits we offer remain competitive. A description of the severance benefits provided under the Severance Agreement and the Severance Benefit Plan is provided below under the heading “Potential Post-Employment Payments Table at December 31, 2020.”
Severance Benefits for Former NEOs: In March 2020, Steven Spector, who was serving as our Executive Vice President, General Counsel and Secretary, terminated employment. As a result, Mr. Spector received severance benefits under the Severance Benefit Plan. In addition, the Company and Mr. Spector entered into a Consulting Services Agreement which continued in effect until December 31, 2020. Mr. Spector was eligible to receive a market rate hourly consulting fee, with a minimum monthly payment from March 2, 2020 to September 2, 2020. Mr. Spector’s consulting services constituted continuous service and his stock options remained outstanding, plus his outstanding PRSUs continued pursuant to the vesting and issuance criteria set forth in the applicable PRSU grant agreement until March 5, 2021. The Company accelerated the vesting of all remaining unvested option awards held by Mr. Spector and extended the exercise period of certain of Mr. Spector’s options for thirty-six (36) months after the termination of the Consulting Agreement (but not beyond the original contractual life of the options).
In November 2020, Dr. Cabell, who was serving as our Executive Vice President and Chief Medical Officer, terminated employment and is now serving in an advisory capacity through May 2021. During Dr. Cabell’s advisory service period and subject to his compliance with certain post-employment conditions, he continues to receive his salary, equity vesting, and we agreed to cover a portion of his COBRA premiums, and he remained eligible for his performance bonus under our Annual Incentive Plan for 2020, prorated for his employment services in 2020, which was paid in early 2021. Dr. Cabell did not receive severance under the Severance Benefit Plan as a result of his termination of employment and is no longer eligible for such benefits.
In March, Mr. Lind ceased serving as our Executive Vice President and Chief Financial Officer and transitioned to employment at Arena Neuroscience, Inc. as the President and Chief Executive Officer of Arena Neuroscience, Inc. This subsidiary was wholly owned at the time of the transition but ceased to be wholly owned and became Longboard Pharmaceuticals, Inc., pursuing development of their central nervous system assets, in October 2020, at which time Mr. Lind’s services for Arena ceased. To ensure a smooth transition to a company in which Arena continues to have a significant investment stake, Mr. Lind was provided the following separation benefits (1) eligibility to receive a prorated annual performance bonus for 2020, to be paid at the same time as bonuses are paid to our executive officers in 2021, and determined in accordance with the terms of our Annual Incentive Plan for 2020; (2) acceleration of stock options that would otherwise have vested through the 18-month period following the date of his separation; (3) continued stock option exercisability until February 28, 2023 (but not beyond the original contractual life of the option); and (4) continued eligibility to vest in his outstanding 2019 PRSUs pursuant to the vesting and issuance criteria set forth in the applicable PRSUs, until March 15, 2021. The Compensation Committee felt these separation benefits were appropriate and necessary because of Mr. Lind’s transition to lead an entity related to Arena whose success benefits Arena stockholders.
34	2021 PROXY STATEMENT

Tax Considerations
We take into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our executive officers. There are various provisions of the Code that we consider in determining compensation, including the following:
Section 162(m). Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017, and not materially modified on or after such date.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Sections 280G and 4999. Any payment or benefit provided to executive officers in connection with a change-in-control transaction may be subject to an excise tax under Section 4999 of the Code. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the Code. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. The individual will receive a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.
Additional Executive Compensation Practices, Policies and Procedures
Clawback Policy. We maintain a clawback policy that applies to current and former executive officers. Under the policy, following an accounting restatement that is required to be prepared due to material noncompliance with any financial reporting requirements under the securities laws, we will seek repayment from any current or former executive officer of any incentive-based compensation (cash or equity) that was: (i) based on the erroneous data; (ii) paid during the three-year period preceding the date on which the accounting restatement is required to be prepared; and (iii) in excess of what would have been paid under the accounting restatement. In addition, in the event that legislation is enacted or the SEC adopts rules or promulgates regulations defining the circumstances under which we are entitled to seek repayment from a current or former executive officer, such legislation, rules or regulations shall apply.
Stock Ownership Guidelines. The Compensation Committee has established ownership guidelines for our NEOs. Within five years after the date an individual becomes an executive officer, he or she will be expected to hold ownership or equivalent with an aggregate value equal to the amount (or, in the case of the Chief Executive Officer, three times the amount) of the executive officer’s annual base salary. If an executive is not in compliance after the applicable five-year period, the executive will be expected to retain at least 50% of the shares acquired upon option exercise (after payment of both the exercise cost and taxes) and 50% of the shares issued upon vesting of RSU grants (net of shares necessary to satisfy taxes).
Prohibition of Hedging and Pledging. We prohibit our NEOs (and other employees) and non-employee directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities at any time.
2021 PROXY STATEMENT	35

Compensation Committee Report
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K (where it shall be deemed to be “furnished”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Compensation Committee, comprised of independent directors, reviewed and discussed the above “Compensation Discussion and Analysis” with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and included into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
THE COMPENSATION COMMITTEE
Jayson Dallas, M.D., Chair
Oliver Fetzer, Ph.D.
Jennifer Jarrett
36	2021 PROXY STATEMENT

Summary Compensation Table for Fiscal Years Ended December 31, 2020, 2019 and 2018
The table below summarizes the total compensation of our Named Executive Officers for the fiscal years indicated.
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Amit D. Munshi President, Chief Executive Officer and Director	2020	$687,500	$—	$—	$5,676,561	$514,206	$18,342	$6,896,609
	2019	656,250	—	1,423,539	6,279,747	554,400	17,466	8,931,402
	2018	635,938	—	—	5,752,825	455,813	18,869	6,863,445
Laurie Stelzer Executive Vice President, Chief Financial Officer and Principal Financial Officer	2020	380,000	40,318(8)	144,081	2,252,725	202,964	7,483	3,027,572
Vincent E. Aurentz Executive Vice President and Chief Business Officer	2020	432,847	10,884	—	1,471,701	230,745	18,342	2,164,520
	2019	418,200	—	1,095,030	1,652,565	252,144	31,466(12)	3,449,405
	2018	407,000	—	—	2,412,475	224,400	120,055(12)	3,163,930
Robert Lisicki Executive Vice President and Chief Commercial Officer	2020	428,450	10,804	—	1,471,701	229,034	18,342	2,158,332
	2019	410,000	168,308(9)	766,521	1,652,565	246,000	17,466	3,260,860
Joan Schmidt Executive Vice President, General Counsel and Secretary	2020	350,000	8,779	216,720	2,559,916	186,108	9,723	3,331,245
Kevin R. Lind Former Executive Vice President, Chief Financial Officer and Principal Financial Officer(1)	2020	355,880	—	—	8,541,669(10)	178,475	63,192	9,139,216
	2019	418,200	—	766,521	1,652,565	239,537	17,466	3,094,289
	2018	407,000	—	—	2,412,475	224,400	17,165	3,061,040
Chris Cabell, M.D., MHS, FACC Former Executive Vice President and Chief Medical Officer	2020	422,408	—	—	1,656,225	202,175	62,519(13)	2,342,055
Steven W. Spector, J.D. Former Executive Vice President, General Counsel and Secretary	2020	145,878	—	—	4,098,039(11)	—	1,010,248(14)	5,254,165
	2019	440,232	—	766,521	1,652,565	242,128	17,466	3,118,912
	2018	439,153	—	—	2,412,475	242,128	18,869	3,112,625
(1)
In March 2020, Mr. Lind ceased serving as our Executive Vice President and Chief Financial Officer and was appointed the President and Chief Executive Officer of our wholly owned subsidiary, Arena Neuroscience, Inc. In October 2020, Mr. Lind’s employment with Arena Pharmaceuticals, Inc. concluded and he commenced employment with Longboard Pharmaceuticals, Inc., or Longboard (formerly Arena Neuroscience, Inc.), as President and Chief Executive Officer.

(2)
In accordance with SEC rules, the compensation described in this table does not include various health and welfare or other benefits received by our Named Executive Officers that are available generally to all of our regular, full-time employees, except as described in footnote 6 in this table. This table also does not include any perquisites and other personal benefits received by our Named Executive Officers that, in the aggregate, were less than $10,000 for any officer. Amounts earned but deferred at the election of our Named Executive Officers pursuant to our 401(k) plan are included in the “salary” column.

(3)
Except as otherwise noted, epresents the portion of the cash incentive award approved by the Compensation Committee for an NEO that exceeded our 2020 corporate goal achievement, which was approved in consideration of the high quality of the NEO’s performance and their individual contributions toward achievement of our 2020 goals.

(4)
Represents the aggregate grant date fair value of PRSUs granted in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Compensation - Stock Compensation.” The fair value of the PRSUs granted was calculated using a Monte Carlo simulation model based on the probability of achieving the performance goals. The amounts disclosed in the table represent maximum value potential assuming the achievement of the highest level of performance goals as stipulated by the PRSUs. For the relevant assumptions used in determining these amounts, refer to Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on February 23, 2021.

(5)
Represents the aggregate grant date fair value of option awards granted in accordance with FASB ASC Topic 718, “Compensation - Stock Compensation.” For the relevant assumptions used in determining these amounts, refer to Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on February 23, 2021.

(6)
Represents cash awards earned pursuant to our annual incentive plans for 2020, 2019, and 2018, as further described below in the “Grants of Plan-Based Awards” table and the above “Compensation Discussion and Analysis.”

(7)
Represents matching contributions to our 401(k) plan made on behalf of our Named Executive Officers, group-term life insurance premiums paid by us for our Named Executive Officers and other compensation described below in these footnotes.

(8)
Of this amount, $25,000 represents the amount paid to Ms. Stelzer in the form of a signing bonus in connection with her appointment as Executive Vice President and Chief Financial Officer in March 2020 with the intention to offset a reduction in base pay as compared to her salary at her most recent prior employer. $15,318 represents an additional bonus amount paid above the 106% corporate performance achievement for 2020 and which is reflected in the non-equity incentive plan compensation column.

(9)
Represents the amount paid to Mr. Lisicki in 2019 in the form of a signing bonus of $108,308 and a relocation allowance of $60,000 provided to Mr. Lisicki in connection with his appointment as Executive Vice President and Chief Commercial Officer in October 2018.

(10)
In addition to the aggregate grant date fair value of option awards granted in 2020, amount includes $7,069,968 of incremental fair value of materially modified awards computed as of the October 2020 modification date in accordance with FASB ASC Topic 718.

(11)	Represents incremental fair value of materially modified option awards computed as of the March and December 2020 modification dates in accordance with FASB ASC Topic 718.
2021 PROXY STATEMENT	37

(12)
In addition to the items noted in footnote 7 above, “all other compensation” includes $14,000 and $87,249 provided to Mr. Aurentz in 2019 and 2018, respectively, in the form of monthly taxable housing and automobile allowances and $13,937 provided to Mr. Aurentz in 2018 for commuting airfare reimbursement, on an after-tax basis, following his appointment as Executive Vice President and Chief Business Officer in August 2016.

(13)
In addition to the items noted in footnote 7 above, “all other compensation” includes cash payments of $41,667 paid during his advisory services to the Company from December 1 through December 31, 2020.

(14)	In addition to the items noted in footnote 7 above, “all other compensation” includes a cash severance payment of $990,522.
Grants of Plan-Based Awards During Fiscal Year Ended December 31, 2020
The table below provides information on estimated future payouts under non-equity and equity incentive plans, stock awards and options granted to our Named Executive Officers during the fiscal year ended December 31, 2020.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date/ Modification Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Amit D. Munshi	—	$485,100	$727,650	—	—	—	—	$—	$—
	3/1/2020	—	—	—	—	—	270,000	44.60	5,676,561
Laurie Stelzer	—	240,000	360,000	—	—	—	—	—	—
	3/16/2020	—	—	—	6,300	12,600	—	—	72,041
	3/16/2020	—	—	—	—	—	132,000	36.33	2,252,725
Vincent Aurentz	—	217,684	326,526	—	—	—	—	—	—
	3/1/2020	—	—	—	—	—	70,000	44.60	1,471,701
Robert Lisicki	—	216,070	324,105	—	—	—	—	—	—
	3/1/2020	—	—	—	—	—	70,000	44.60	1,471,701
Joan Schmidt	—	210,000	315,000	—	—	—	—	—	—
	3/15/2020	—	—	—	6,300	12,600	—	—	108,360
	3/15/2020	—	—	—	—	—	132,000	41.25	2,559,916
Kevin R. Lind	—	216,424	324,635	—	—	—	—	—	—
	3/1/2020	—	—	—	—	—	70,000	44.60	1,471,701
	10/27/2020	—	—	—	—	—	—	—	7,069,968(6)
Chris Cabell, M.D., MHS, FACC	—	250,000	375,000	—	—	—	—	—	—
	3/6/2020	—	—	—	—	—	50,000	46.03	1,077,265
	6/15/2020	—	—	—	—	—	20,000	63.11	578,960
Steven W. Spector	3/1/2020	—	—	—	—	—	—	—	3,273,842(6)
	12/31/2020	—	—	—	—	—	—	—	824,197(6)
(1)
The amounts shown in the “target” column reflect the target award each Named Executive Officer was eligible to receive under the 2020 Annual Incentive Plan; the amounts shown in the “maximum” column are 150% of the respective target amounts and there is no minimum amount payable for a certain level of performance.

(2)
Amounts shown represent a contingent right to receive shares of common stock under the PRSUs granted in 2020, which shares shall vest only upon meeting certain stock price performance goals relating to the closing price of Arena’s common stock during the performance period from the date of grant through January 3, 2022, as described in more detail under the “2020 PRSUs” Section in the Compensation Discussion & Analysis.

(3)
The stock options granted to our Named Executive Officers in 2020 are exercisable once vested for up to seven years from the date of grant. The stock options vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the grant date, and the remainder of the shares vesting monthly over the following three years in equal installments (except as otherwise necessary to avoid vesting of a fractional share).

(4)	In all cases, the exercise price of the option awards was equal to the closing market price of our common stock on the grant date as reported on the Nasdaq Global Select Market.
(5)
Represents the aggregate grant date fair value of stock awards and stock options granted in accordance with FASB ASC Topic 718. The fair value of the PRSUs granted was calculated using a Monte Carlo simulation model based on the probability of achieving the performance goals. The amounts disclosed in the table represent maximum value potential assuming the achievement of the highest level of performance goals as stipulated by the PRSUs. For the relevant assumptions used in determining these amounts, refer to Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on February 23, 2021.

(6)
Represents the incremental fair value of the modified award, in accordance with FASB ASC Topic 718. For additional detail associated with each modification, see “Summary Compensation Table” footnotes (9) and (10) above.

38	2021 PROXY STATEMENT

Outstanding Equity Awards at December 31, 2020
The table below provides information on all stock options and awards held by our Named Executive Officers on December 31, 2020.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of unearned shares, units or other rights that have not vested (#)(2)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Amit D. Munshi	5/11/2016	238,139	—	$15.50	5/11/2023	—	$—
	2/13/2017	47,905	8,956	14.60	2/13/2024	—	—
	1/19/2018	226,041	83,959	35.60	1/19/2025	—	—
	1/4/2019	136,562	148,438	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	23,400	1,797,822
	3/1/2020	—	270,000	44.60	3/1/2027	—	—
Laurie Stelzer	3/16/2020	—	132,000	36.33	3/16/2027	—	—
	3/16/2020	—	—	—	—	12,600	968,058
Vincent E. Aurentz	8/15/2016	45,000	—	17.10	8/15/2023	—	—
	2/13/2017	75,355	4,145	14.60	2/13/2024	—	—
	1/19/2018	59,791	35,209	35.60	1/19/2025	—	—
	1/4/2019	35,937	39,063	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	18,000	1,382,940
	3/1/2020	—	70,000	44.60	3/1/2027	—	—
Robert Lisicki	11/26/2018	61,145	83,855	40.95	11/26/2025	—	—
	1/4/2019	35,937	39,063	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	12,600	968,058
	3/1/2020	—	70,000	44.60	3/1/2027	—	—
Joan Schmidt	3/15/2020	—	132,000	41.25	3/15/2027	—	—
	3/15/2020	—	—	—	—	12,600	968,058
Kevin R. Lind(4)	6/15/2016	23,089	—	19.40	6/15/2023	—	—
	2/13/2017	24,901	—	14.60	2/13/2024	—	—
	1/19/2018	128,000	—	35.60	1/19/2025	—	—
	1/4/2019	60,937	—	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	12,600	968,058
	3/1/2020	36,458	—	44.60	3/1/2027	—	—
Chris Cabell, M.D., MHS, FACC(5)	11/15/2017	1,875	20,625	26.28	11/15/2024	—	—
	1/19/2018	1,146	14,896	35.60	1/19/2025	—	—
	1/4/2019	833	20,834	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	5,000	384,150
	3/6/2020	—	50,000	46.03	3/6/2027	—	—
	6/15/2020	—	20,000	63.11	6/15/2027	—	—
Steven W. Spector(6)	2/13/2017	37,500	—	14.60	2/13/2024	—	—
	1/19/2018	103,544	—	35.60	1/19/2025	—	—
	1/4/2019	48,063	—	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	12,600	968,058
(1)	Stock options vest 25% after one year from the date of grant and the remainder vests monthly over 36 months. Stock options are exercisable for up to seven years from the date of grant.
(2)
The outstanding stock awards are PRSUs representing a contingent right to receive shares of common stock, which shares shall vest upon the closing price of Arena’s common stock (the “Closing Price”) reaching certain thresholds during the three-year performance period from January 4, 2019 through January 3, 2022 (the “Performance Period”) and satisfaction of a 90-day continuing service requirement. The last Closing Price target was met during 2020, and as of December 31, 2020, only the time-based continuing service requirement remained unsatisfied. The number of PRSUs presented in this table represents the number of shares that remained issuable pursuant to the PRSUs as of December 31, 2020, if the continuing service requirements were met, i.e., 200% of the target amount granted, less the shares already vested and released. As described above, the 2020 PRSUs granted to New Hire NEOs also contained a one-year minimum vesting period which would not be satisfied until March 2021, so all of the New Hire NEOs’ 2020 PRSUs remained unvested and outstanding as of December 31, 2020.

(3)	Computed by multiplying the closing market price of our common stock on December 31, 2020, of $76.83 by the number of outstanding PRSUs set forth in this table.
(4)
As part of Mr. Lind’s separation agreement, the Company accelerated the vesting of all stock option awards as of October 27, 2020 such that he immediately vested in the portion of the option awards that were scheduled to vest during the 18 months immediately

2021 PROXY STATEMENT	39

following the separation date. Additionally, the Company extended the exercise period for all vested option awards until the later of: (i) the original post-termination exercise period provided in his stock option agreement; or (ii) February 28, 2023. In addition, Mr. Lind remained eligible to be issued shares of common stock pursuant to the vesting and issuance criteria set forth in the PRSU Agreement. The $75 Closing Price threshold was achieved in 2020 and in January 2021, 12,600 shares vested and were released to Mr. Lind.
(5)
As a result of Dr. Cabell's separation, his options will terminate on August 30, 2021, which is three months following the conclusion of his advisory period, which is earlier than the option expiration dates listed in the table.

(6)
Mr. Spector, upon satisfaction of his consulting agreement, vested in all remaining unvested stock option awards on December 31, 2020. In addition, Mr. Spector remained eligible to be issued shares of common stock pursuant to the vesting and issuance criteria set forth in the PRSU Agreement. The $75 Closing Price threshold was achieved in 2020 and in January 2021, 12,600 shares vested and were released to Mr. Spector.

Option Exercises and Stock Vested During Fiscal Year Ended December 31, 2020
The table below provides information on stock option exercises and stock awards vested during the fiscal year ended December 31, 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Amit D. Munshi	300,000	$14,783,203	11,700	$766,350
Laurie Stelzer	—	—	—	—
Vincent E. Aurentz	25,000	1,130,023	9,000	589,500
Robert Lisicki	30,000	671,845	6,300	412,650
Joan Schmidt	—	—	—	—
Kevin R. Lind	138,435	6,718,025	6,300	412,650
Chris Cabell, M.D., MHS, FACC	124,791	4,362,640	2,500	163,750
Steven W. Spector	225,979	8,945,261	6,300	412,650
(1)	Computed by multiplying the number of options exercised by the difference between the market price of our common stock at exercise and the exercise price of the stock options.
(2)	Computed by multiplying each of the shares vested by the closing market price of our common stock on the applicable vesting date.
Potential Post-Employment Payments Table at December 31, 2020
As described below, Mr. Munshi is party to a Severance Agreement dated May 6, 2016, which was amended and restated in 2019. All of our NEOs other than Mr. Munshi are participants under a Severance Benefit Plan, which was amended and restated effective in 2019. Any payments payable under the Severance Benefit Plan are reduced by severance benefits payable by us under any agreement, policy, plan, program or arrangement. The severance and other benefits that would be payable in connection with a change in control are due only in the event of a “double trigger” in which (i) there is a change in control and (ii) the executive officer’s employment is terminated under certain circumstances or equity awards are not continued, assumed or substituted. In addition, certain equity grants to our NEOs include additional vesting and time to exercise in connection with retirement.
Severance Agreement with Mr. Munshi
We entered into a Severance Agreement with Mr. Munshi in 2016, which was subsequently amended and restated on January 4, 2019, pursuant to which he is entitled to certain severance benefits. Under the Severance Agreement as in effect on December 31, 2019, in the event that we terminate Mr. Munshi without cause or Mr. Munshi resigns for good reason, each a Covered Termination, following our receipt of an effective waiver and release of claims and return of company property, Mr. Munshi is entitled to: (i) a lump sum cash payment equal to the sum of (a) 24 times Mr. Munshi’s monthly base salary in effect immediately prior to the termination and (b) two times Mr. Munshi’s target bonus in place immediately prior to the Covered Termination; (ii) a monthly payment equal to his monthly group health insurance premium under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, until the earlier of (a) 24 months following termination of employment, or Severance Period, and (b) the expiration of Mr. Munshi’s eligibility for continuation coverage under COBRA; and (iii) acceleration of vesting of the stock options and other equity awards that would have vested had Mr. Munshi remained employed by us through the Severance Period, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria.
40	2021 PROXY STATEMENT

In addition, in the event that a Covered Termination occurs either (i) during the two years following a change in control of Arena or (ii) within one year prior to a change in control of Arena and Mr. Munshi reasonably demonstrates after such change in control that such termination was at the request or suggestion of any individual or entity who or which ultimately effects a change in control or by our Board in contemplation of a change of control, all of Mr. Munshi’s outstanding options and other equity awards will become fully vested and exercisable, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria.
Severance Benefit Plan
The Severance Benefit Plan (the Plan) provides severance benefits upon involuntary termination without cause or voluntary termination with good reason (as defined in the plan), each a Covered Termination. The benefits under the Plan as of December 31, 2020, include cash severance benefits, continuation of health insurance coverage for the severance period, acceleration of stock options and awards that would otherwise have vested through the end of the severance period, and continued stock option exercisability until the later of (i) the original post-termination exercise period provided in the applicable stock option agreement or (ii) the number of months equal to the severance period (but not beyond the original contractual life of the option). The severance period is 18 months for all of our NEOs other than our CEO. The cash severance benefits are equal to (a) the number of months in the executive officer’s severance period multiplied by the executive officer’s monthly base salary in effect immediately prior to the termination plus (b) one-twelfth of executive officer’s target bonus in place immediately prior to termination. Following our receipt of an effective waiver and release of claims and return of company property, we are required to pay the cash benefits in a lump sum within five business days after the earlier of (i) the first business day that is six months following the executive officer’s termination or (ii) following the executive officer’s termination, the executive officer’s death.
In addition, in the event that a Covered Termination occurs during the two years following a change in control, all of the executive officer’s outstanding stock options and other equity becomes fully vested and exercisable, except for performance-related awards such as PRSUs.
Severance Benefits for Former General Counsel. In March 2020, Steven Spector, who was serving as our General Counsel and Secretary, terminated employment and was deemed by our Compensation Committee to qualify for severance under the Plan.
Mr. Lind and Dr. Cabell ceased to be eligible for, and did not receive, any severance benefits under the Severance Benefit Plan as a result of their cessation of employment with us during 2020. Each of Mr. Lind and Dr. Cabell received certain severance benefits in connection with their cessation of employment and, in the case of Dr. Cabell, his continued advisory services for the Company, as described above in “Post-Employment Compensation” and as set forth in the table below under “Potential Amounts Payable Upon Termination Without Cause or Resignation for Good Reason and Upon Disability or Death.”
Potential Amounts Payable Upon Termination without Cause or Resignation for Good Reason and Upon Disability or Death
In accordance with SEC rules, the table below provides information on the amounts payable upon termination of our Named Executive Officers, and in the event of disability or death, assuming the triggering event (which would be the participants’ separations) took place on December 31, 2020. With respect to our Former NEOs Mr. Lind, Dr. Cabell and Mr. Spector who ceased employment with us during 2020, the table below reflects the actual severance benefits that such Former NEO received, if applicable, as a result of such separation. Information on certain tax implications of post-termination payments is included above under “Tax Considerations.”
2021 PROXY STATEMENT	41

	Potential Payable Upon Termination Without Cause or Resignation for Good Reason		Potential Payable Upon Disability or Death
Name and Benefit	Without a Change in Control(1)	With a Change in Control(1)
Amit D. Munshi
Salary	$1,386,000	$1,386,000	$—
Bonus	970,200	970,200	—
Benefit continuation	59,029	59,029	—
Accelerated vesting of stock awards(2)	15,115,981	18,048,502	18,048,502
Total	$17,531,210	$20,463,731	$18,048,502
Laurie Stelzer
Salary	$720,000	$720,000	$—
Bonus	360,000	360,000	—
Benefit continuation	23,723	23,723	—
Accelerated vesting of stock awards(2)	3,007,125	5,346,000	5,346,000
Total	$4,110,848	$6,449,723	$5,346,000
Vincent E. Aurentz
Salary	$653,053	$653,053	$—
Bonus	326,526	326,526	—
Benefit continuation	33,650	33,650	—
Accelerated vesting of stock awards(2)	3,831,508	5,367,682	5,367,682
Total	$4,884,737	$6,380,911	$5,367,682
Robert Lisicki
Salary	$648,211	$648,211	$—
Bonus	324,105	324,105	—
Benefit continuation	31,397	31,397	—
Accelerated vesting of stock awards(2)	4,005,187	6,666,789	6,666,789
Total	$5,008,900	$7,670,502	$6,666,789
Joan Schmidt
Salary	$630,000	$630,000	$—
Bonus	315,000	315,000	—
Benefit continuation	23,723	23,723	—
Accelerated vesting of stock awards(2)	2,641,815	4,696,560	4,696,560
Total	$3,610,538	$5,665,283	$4,696,560
Kevin R. Lind(3)
Salary	$—	$—	$—
Bonus	178,475	—	—
Benefit continuation	—	—	—
Accelerated vesting of stock awards	7,069,968	—	—
Total	$7,248,443	$—	$—
Chris Cabell, M.D., MHS, FACC(4)
Salary	$250,000	—	—
Bonus	202,175	—	—
Benefit continuation	10,590	—	—
Accelerated vesting of stock awards	—	—	—
Total	$462,765	—	—
Steven W. Spector(5)
Salary	$660,348	—	—
Bonus	330,174	—	—
Benefit continuation	44,447	—	—
Accelerated vesting of stock awards	4,098,039	—	—
Total	$5,133,008	—	—
(1)	For purposes of this table, “change in control” means a change in control or other corporate event that triggers payments under one or more arrangements described above.
(2)
Computed by multiplying the difference between the closing market price of our common stock of $76.83 on December 31, 2020, and the exercise price of each stock option vested as a result of employment discontinuation due to the termination by the number of accelerated stock options. In the event of qualifying disability or death, the unvested stock options granted under the 2017 Long-Term Incentive Plan (as amended and restated) become fully vested and immediately exercisable. The unvested stock options granted under the 2013 Long-Term Incentive Plan (as amended and restated) become fully vested and exercisable upon the event of qualifying disability or death to the extent such stock options were scheduled to vest on or before the next anniversary of the grant date.

42	2021 PROXY STATEMENT

(3)
In March 2020, Mr. Lind ceased serving as our Executive Vice President and Chief Financial Officer and was appointed as the President and Chief Executive Officer of our wholly owned subsidiary, Arena Neuroscience, Inc. Mr. Lind did not receive any severance benefits in connection with such change in position; his equity awards continued to be eligible to vest subject to his continued service with our subsidiary and he remained eligible for the severance and change in control benefits under the Severance Benefit Plan described above until his termination of employment effective October 27, 2020. At that time, Mr. Lind received acceleration of his option vesting representing 18 months of vesting.Additionally, the Company extended the exercise period for all vested option awards until the later of: (i) the original post-termination exercise period provided in his stock option agreement; or (ii) February 28, 2023. In addition, Mr. Lind remained eligible to be issued shares of common stock pursuant to the vesting and issuance criteria set forth in the PRSU Agreement. The $75 Closing Price threshold was achieved in 2020 and in January 2021, 12,600 shares vested and were released to Mr. Lind.

(4)
In November 2020, Dr. Cabell's employment with us ceased and he began providing advisory services to us for an advisory period scheduled to end in May 2021. During Dr. Cabell's advisory period and subject to his compliance with certain post-employment covenants (including a release of claims), Dr. Cabell is entitled to receive the benefits set forth above, which consist of his continued base salary in place at the time of his employment termination, payment for COBRA premiums, and payment of his 2020 annual incentive bonus based on actual performance in 2020. The amounts in the table above assume Dr. Cabell continues to provide advisory services to the Company and comply with his post-employment covenant for the duration of the advisory period.

(5)
In March 2020, Steven Spector, who was serving as our Executive Vice President, General Counsel and Secretary, terminated employment. As a result, Mr. Spector received severance benefits under the Severance Benefit Plan. In addition, the Company and Mr. Spector entered into a Consulting Services Agreement which continued in effect until December 31, 2020. Mr. Spector was eligible to receive a market rate hourly consulting fee, with a minimum monthly payment from March 2, 2020 to September 2, 2020. Mr. Spector’s consulting services constituted continuous service and his stock options remained outstanding, plus his outstanding PRSUs continued pursuant to the vesting and issuance criteria set forth in the applicable PRSU grant agreement until March 5, 2021. The Company accelerated the vesting of all remaining unvested option awards held by Mr. Spector and extended the exercise period of certain of Mr. Spector’s options for thirty-six (36) months after the termination of the Consulting Agreement (but not beyond the original contractual life of the options). Mr. Spector, upon satisfaction of his consulting agreement, vested in all remaining unvested stock option awards on December 31, 2020.

Pay Ratio Disclosure
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of Amit D. Munshi, our President and Chief Executive Officer (CEO), or CEO Pay Ratio. To identify our median employee, we used the following methodology:
•
To determine our total population of employees, we included all employees other than our CEO, including employees of consolidated subsidiaries, as of December 31, 2020, regardless of their FTE schedule or anticipated employment duration.

•
To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s base salary (using a reasonable estimate of the hours worked and base pay rates for our hourly employees, excluding overtime, and using actual base salary as of December 31, 2020 for our remaining employees), target bonus attributable to fiscal 2020, and the grant date fair value of equity awards granted in fiscal 2020 using the same methodology we use for estimating the value of the equity awards granted to our NEOs and reported in our Summary Compensation Table. In making this determination, we annualized the base salary and target bonus compensation of employees who were employed by us for less than the entire fiscal year and not employed on a temporary or seasonal basis.

•	Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2020.
Using this approach, we determined our median employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for fiscal 2020 in accordance with the requirements of the Summary Compensation Table.
For fiscal 2020, the annual total compensation of our median employee was $238,654 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $6,896,609. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 29 to 1.
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
2021 PROXY STATEMENT	43

Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.
Director Compensation
The Compensation Committee periodically reviews the compensation for our non-employee directors, with the assistance of its independent compensation consultant, including reference to our peer group companies used for executive compensation purposes. The Compensation Committee did not make any changes to the non-employee director compensation program for 2020. The Compensation Committee may determine to make additional changes to the compensation program for our non-employee directors in the future.
Equity Component
•	Annual Award for Continuing Directors and New Directors:
•
Options: Continuing and new directors elected at our annual stockholders’ meeting will be granted non-qualified stock options to purchase 5,000 shares of our common stock. The options are granted effective on the date of our annual stockholders’ meeting, and vest in equal monthly installments (except as necessary to avoid vesting of a fractional share) over one year beginning on the one month anniversary of the date of grant and subject to vesting conditions set forth below. New directors appointed other than at the annual stockholders’ meeting will be granted a prorated number of the 5,000 shares effective on the date of their appointment. The prorated number of options shall be determined by multiplying 5,000 by a fraction, the numerator of which is equal to the number of full months in the Prorated Period and the denominator of which is 12. These options will vest in equal monthly installments (except as necessary to avoid vesting of a fractional share) over the Prorated Period, beginning on the one month anniversary of the date of appointment, and subject to vesting conditions set forth below. As used above, “Prorated Period” means the time between the director’s appointment and the one-year anniversary of our most recent annual stockholders’ meeting.

•
RSUs: Continuing and new directors elected at our annual stockholders’ meeting will also be granted $150,000 in RSUs, with the number of RSUs determined by dividing $150,000 by the closing stock price on the date of grant. The RSUs are granted effective on the date of our annual stockholders’ meeting, and vest upon the earlier of the one-year anniversary after grant or the next annual stockholders’ meeting, subject to vesting conditions set forth below. New directors appointed other than at the annual stockholders’ meeting will be granted a prorated amount of the $150,000 RSU award effective on the date of their appointment. The prorated number of RSUs shall be determined by multiplying the equivalent of $150,000 in RSUs, determined based on the closing stock price on the date of grant, by a fraction, the numerator of which is equal to the number of full months in the Prorated Period and the denominator of which is 12. These RSUs will vest at the next annual stockholders’ meeting, subject to vesting conditions set forth below. As used above, “Prorated Period” means the time between the director’s appointment and the one-year anniversary of our most recent annual stockholders’ meeting.

•	Inducement Award for New Directors:
•
Options: New directors will be granted non-qualified stock options to purchase 2,500 shares of our common stock effective on the date of their election or appointment, vesting over three years in equal monthly installments (except as otherwise necessary to avoid vesting of a fractional share) and subject to vesting conditions set forth below, with vesting beginning on the one month anniversary of the date of election or appointment.

•
RSUs: New directors will also be granted $75,000 in RSUs, determined based on the closing stock price on the date of grant, effective on the date of their election or appointment, vesting in three equal installments (except as otherwise necessary to avoid vesting of a fractional share) on the date of the next three annual stockholder meetings after grant, subject to vesting conditions set forth below.

•	Exercise Price and Vesting
•	The exercise price of options shall be the Fair Market Value on the date of grant.
•
In the event of a director’s Separation From Service due to death, Disability, or a Change in Control of Arena that occurs upon or prior to a Separation From Service, all of the director’s options and RSUs become fully

44	2021 PROXY STATEMENT

vested. In the event of any other Separation From Service, (a) vesting of the options and RSUs is subject to the director’s provision of continued service to Arena through the applicable vesting date, and (b) unvested options and RSUs terminate upon the director’s Separation From Service.
Certain Definitions
•
“Change in Control” means an event that: (a) is a “Change in Control” as such term is defined in the applicable long-term incentive plan, and (b) also qualifies as either: (i) a change in the ownership of Arena, (ii) a change in the effective control of Arena, or (iii) a change in the ownership of a substantial portion of Arena’s assets (as each of these events are defined in Treas. Reg. § 1.409A-3(i)(5), or as these definitions may later be modified by other regulatory pronouncements).

•	“Director” or “director” as used herein refers only to non-employee directors.
•	“Disability” means the participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Compensation Committee in its discretion.
•	“Fair Market Value” is as defined in the applicable long-term incentive plan.
•	“Separation From Service” means the director has had a separation from service with Arena for purposes of Section 409A of the Code.
Cash Component
•
Annual retainer for directors: $13,750 per quarter, paid in advance. New directors will receive a prorated amount of the quarterly payment for the quarter within which they are appointed or elected. The proration calculation shall be made for the number of days until the beginning of the next quarter.

•
Additional annual retainer for Chair of the Board: An additional $8,750 per quarter, paid in advance. New Chairs will receive a prorated amount of the quarterly payment for the quarter within which they are appointed to such position. The proration calculation shall be made for the number of days until the beginning of the next quarter.

•	Annual retainer for committee members (including committee chairs):
•	Audit: $10,000 for members; additional $10,000 for chair
•	Compensation: $7,500 for members; additional $10,000 for chair
•	Corporate Governance & Nominating: $5,000 for members; additional $5,000 for chair
General
Our Board of Directors and the Compensation Committee may authorize additional fees for significant work in informal meetings or for other service to us in the recipient’s capacity as a director or committee member. Each non-employee director is also entitled to reimbursement for all of such director’s reasonable out-of-pocket expenses incurred in connection with performing Board business.
2021 PROXY STATEMENT	45

Director Compensation Table for Fiscal Year Ended December 31, 2020
As described more fully above, the table below summarizes the compensation for our non-employee directors serving during the fiscal year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Tina S. Nova, Ph.D.(4)	$90,000	$149,964	$140,998	$380,962
Jayson Dallas, M.D.(5)	72,500	149,964	140,998	363,462
Oliver Fetzer, Ph.D.(6)	67,500	149,964	140,998	358,462
Kieran T. Gallahue(7)	65,000	149,964	140,998	355,962
Jennifer Jarrett(8)	69,142	149,964	140,998	360,104
Garry Neil, M.D.(9)	62,761	149,964	140,998	353,723
Manmeet S. Soni(10)	75,000	149,964	140,998	365,962
Katharine Knobil, M.D. (11)	33,132	224,946	211,497	469,575
Randall E. Woods(12)	32,666	—	—	32,666
(1)	For each director, includes cash retainer and other fees earned or paid in the fiscal year ended December 31, 2020.
(2)
Represents the aggregate grant date fair value of RSUs granted in accordance with FASB ASC Topic 718. The fair value was calculated based on the closing market price of our common stock on the grant date. All directors were awarded 2,446 RSU awards on June 12, 2020, which vest in full on the earliest of June 12, 2021, or the date of Arena’s 2021 annual meeting of stockholders.

(3)
Represents the aggregate grant date fair value of stock options granted in accordance with FASB ASC Topic 718. The fair value was calculated based on the closing market price of our common stock on the grant date. All directors were awarded 5,000 options on June 12, 2020, which vest in approximately equal monthly installments over one year, are exercisable once vested and expire on the seventh anniversary of the grant date.

(4)	Dr. Nova had a total of 34,800 options and 2,446 RSUs outstanding at December 31, 2020.
(5)	Dr. Dallas had a total of 41,667 options and 5,100 RSUs outstanding at December 31, 2020.
(6)	Dr. Fetzer had a total of 41,667 options and 5,100 RSUs outstanding at December 31, 2020.
(7)	Mr. Gallahue had a total of 17,083 options and 5,658 RSUs outstanding at December 31, 2020.
(8)	Ms. Jarrett had a total of 37,500 options and 5,100 RSUs outstanding at December 31, 2020.
(9)	Dr. Neil had a total of 41,667 options and 2,446 RSUs outstanding at December 31, 2020.
(10)	Mr. Soni had a total of 15,000 options and 3,054 RSUs outstanding at December 31, 2020.
(11)
Dr. Knobil had a total of 7,500 options and 3,669 RSUs outstanding at December 31, 2020. In accordance with the Non-Employee Director Compensation program, on the date of her appointment, Dr. Knobil was awarded 7,500 options to purchase shares of our common stock with exercise prices of $61.31 per share, and 3,669 restricted stock units. The stock options and restricted stock units were granted under the Arena Pharmaceuticals, Inc. 2020 Long-Term Incentive Plan, which was approved by the Company’s stockholders at the 2020 Annual Meeting of Stockholders.

(12)	Mr. Woods served as a director until our 2020 Annual Meeting of Stockholders. He had no options or RSUs outstanding at December 31, 2020.
Director Ownership Guidelines
In early 2013, the Compensation Committee established ownership guidelines for non-employee directors. Within five years after the 2013 Annual Meeting (or, with respect to any director joining our Board of Directors after such meeting, within five years after the date such director joins our Board), each director should hold ownership or equivalent with an aggregate value equal to five times the amount of the annual cash retainer for directors. If a director is not in compliance after the applicable five-year period, the director will be expected to retain at least 50% of the shares acquired upon option exercise (after payment of both the exercise cost and taxes) and 50% of the shares issued upon vesting of RSU grants (net of shares necessary to satisfy taxes).
46	2021 PROXY STATEMENT

APPROVAL OF THE ARENA PHARMACEUTICALS, INC. 2021 LONG-TERM INCENTIVE PLAN (PROPOSAL 3)
Our Board of Directors is requesting stockholder approval of the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”).
Our stockholders’ approval of the 2021 Plan will allow us to continue to grant equity awards at levels determined appropriate by our Board of Directors or Compensation Committee, and to continue to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.
If this Proposal 3 is approved by our stockholders, the 2021 Plan will become effective as of the date of the 2021 Annual Meeting and no additional awards will be granted under the Arena Pharmaceuticals, Inc. Amended and Restated 2020 Long-Term Incentive Plan (the “2020 Plan”) on or after such date. In the event that our stockholders do not approve this Proposal 3, the 2021 Plan will not become effective and the 2020 Plan will continue to be effective in accordance with its terms.
Why You Should Vote for the 2021 Plan
We Have Experienced and Expect to Continue to Experience Substantial Growth in Our Business
Our business has grown substantially under the leadership of Mr. Munshi, who was appointed our Chief Executive Officer effective May 11, 2016, and the management team brought on board under Mr. Munshi. Since that time, we have transformed to a development-stage company with a promising pipeline, which has involved the recruitment of an entirely new executive team and a significant buildout of our drug development capabilities and other operations. In 2020, we increased our headcount almost 25% and we expect our workforce will continue to grow significantly as we execute our future long-term business plan. Potential headcount by the end of 2022 could approximately double from end of 2020 levels. Anticipated increases in headcount will occur in all functional areas, but especially in our Commercial organization as we launch new drugs. All employees receive equity compensation since we believe a workforce that is aligned with stockholder interests has been and will continue to be an important factor of our success. Of the total number of shares subject to equity awards granted in 2020, approximately 30% was granted to NEOs and approximately 70% was granted to employees other than our NEOs.
Equity Awards Are an Important Element of Our Total Compensation Philosophy
The landscape for hiring and retaining talent in the biotech industry is extremely competitive. Including competitive equity compensation awards within our Total Compensation Philosophy for all employees has allowed us to maintain a competitive position in attracting, retaining and motivating a talented workforce. Looking forward, having the ability to grant equity compensation awards will allow us to continue to attract, retain and motivate what we believe is the best talent in the industry. We also believe that the ability to grant equity compensation awards to employees aligns employees’ interests with those of our stockholders. As discussed above in the section of this proxy statement titled “Compensation Discussion and Analysis,” we maintain executive stock ownership guidelines to further align our executives’ interests with stockholders’ interests.
Market Competitiveness and Execution of Our Business Plan
If the 2021 Plan is not approved, we believe that we will be at a competitive disadvantage in our efforts to attract, motivate and retain qualified employees, directors and consultants because we will not have the flexibility to issue competitive levels of awards and, therefore, would not be able to execute our long-term business plan.
The Size of Our Share Reserve Request Is Reasonable
If the 2021 Plan is approved by our stockholders, we will have 1,466,561 new shares available for grant under the 2021 Plan, plus the 2020 Plan’s Available Reserve (as defined in the 2021 Plan and described below) and the Prior Plans’ Returning Shares (as defined in the 2021 Plan and described below), as such shares become available from time to time.
The Board of Directors understands the importance of balancing market level equity awards with responsible overall share usage. As a result, the Compensation Committee monitors our annual and average three-year burn rates relative to industry peers. Additionally, the Compensation Committee expects our future annual burn rate will continue to decline and not materially exceed (if at all) the 50th percentile of our peer group.
Share usage under the 2021 Plan will be impacted by changes in the number and level of our employees, the type of equity awards we grant, our potential growth and activities, the financial impact of grants and other factors, such as industry
2021 PROXY STATEMENT	47

performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond our control.
The 2021 Plan Combines Compensation and Governance Best Practices
The 2021 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•
Stockholder approval is required for additional shares. The 2021 Plan does not contain an annual “evergreen” provision. The 2021 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•
No liberal share counting. The following shares will not become available again for issuance under the 2021 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award; (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; (iii) shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such stock appreciation right.

•
Minimum vesting requirement. The 2021 Plan provides that no award may vest until at least the first anniversary of the date the award is granted, subject to certain limited exceptions (including that shares up to 5% of the share reserve of the 2021 Plan may be issued pursuant to awards that do not meet such vesting requirement).

•	Repricing is not allowed. The 2021 Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2021 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Reasonable limits on maximum terms of stock options and stock appreciation rights. Stock options and stock appreciation rights granted under the 2021 Plan have a maximum permitted term of seven years.
•
Restrictions on dividends. The 2021 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an equity award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable equity award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

•
Specific disclosure of equity award vesting upon a corporate transaction or change in control. The 2021 Plan specifically provides that in the event of a corporate transaction or change in control of the Company, if the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2021 Plan, or substitute similar awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the corporate transaction or change in control, the vesting of such awards will be accelerated in full (and with respect to any performance-based awards, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the corporate transaction or change in control).

•
Limit on non-employee director compensation. The aggregate value of all cash and equity-based compensation (including awards granted under the 2021 Plan and any other equity-based awards) paid or granted by the Company to any individual for service as a non-employee director of the Board with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year will not exceed (i) $750,000 in total value for any non-employee director who is not in a lead director or chairman role or (ii) $1,000,000 in total value for any non-employee director who is (a) in a lead director or chairman role or (b) first appointed or elected to our Board of Directors during such period, in each case calculating the value of any equity-based awards based on the grant date fair value of such awards for financial reporting purposes.

48	2021 PROXY STATEMENT

•
Awards subject to forfeiture/clawback. Awards granted under the 2021 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that we adopt. In addition, our Board of Directors may impose other clawback, recovery or recoupment provisions in an award agreement. As disclosed in the section of this proxy statement titled “Compensation Discussion & Analysis,” we currently maintain a clawback policy that applies to current and former executive officers. Under the policy, following an accounting restatement that is required to be prepared due to material noncompliance with any financial reporting requirements under the securities laws, we will seek repayment from any current or former executive officer of any incentive-based compensation (cash and equity) that was: (i) based on the erroneous data; (ii) paid during the three-year period preceding the date on which the accounting restatement is required to be prepared; and (iii) in excess of what would have been paid under the accounting restatement. In addition, in the event that legislation is enacted or the SEC adopts rules or promulgates regulations defining the circumstances under which we are entitled to seek repayment from a current or former executive officer, such legislation, rules or regulations will apply.

The following tables provide certain additional information regarding our equity award program.
Historic Annual Burn Rate for Awards
Fiscal Year	2018	2019	2020
Stock options granted	3,513,833	3,069,690	2,838,902
Full value awards granted (time-based vesting)	26,694	21,232	246,315
Performance Restricted Stock Units vested	32,322	140,900	126,040
Weighted-average common shares outstanding(1)	47,041,054	49,778,993	54,767,152
Gross burn rate(2)	7.6%	6.5%	5.9%
(1)	The number of common shares outstanding as of the Record Date was not used for the annual gross burn rate calculations.
(2)
The gross burn rate is calculated as follows: (a) shares subject to options and nonperformance-based full-value shares granted and Performance Restricted Stock Unit awards vested in the fiscal year, divided by (b) weighted-average common shares outstanding for the applicable fiscal year.

Shares Outstanding and Available for Grant
As of March 31, 2021
Shares subject to outstanding stock options(1)	9,042,334
Shares subject to outstanding restricted stock units and performance restricted stock units(2)	794,173
Weighted-average exercise price of outstanding stock options	$46.15
Weighted-average remaining term of outstanding stock options (years)	4.66
Shares available for grant under the 2020 LTIP(3)	783,439
Potential dilution(4)	14.9%
(1)
Includes 1,305,349 shares subject to outstanding stock options that were granted as Inducement Awards outside of the stockholder-approved share reserves of our long-term incentive plans, pursuant to Nasdaq Listing Rule 5635(c)(4), or Inducement Awards.

(2)
Includes 204,323 shares issuable pursuant to Performance Restricted Stock Units, or PRSUs, at target payout (100%) that were outstanding as of March 31, 2021. Of that number, 3,500 were granted as Inducement Awards. The maximum number of shares that remain issuable pursuant to the PRSUs if all currently outstanding Closing Price targets are met during the remaining Performance Period and subsequent continuing service requirements are met is 408,646, i.e., 200% of the target amount granted.

(3)	As of March 31, 2021, there were no shares available for grant under any of our other long-term incentive plans.
(4)
Potential dilution is calculated by dividing the number of shares subject to outstanding awards (as reported on the first two rows of the table) and number of shares available for grant by the sum of common shares outstanding as of March 31, 2021, the number of shares subject to outstanding awards, and the number of shares available for grant. Arena’s potential dilution is at the 15th percentile of our 2020 peer group, which has a median dilution rate of 21%..

As of March 31, 2021, 60,594,481 shares of our common stock were outstanding, and the closing price of our common stock as reported on the Nasdaq Global Select Market on such date was $69.39 per share.
Description of the 2021 Plan
The following summary describes the principal features of the 2021 Plan and is qualified in its entirety by reference to the full text of the 2021 Plan. A copy of the 2021 Plan is filed as Appendix A to the proxy statement for our 2021 Annual Meeting filed with the SEC.
2021 PROXY STATEMENT	49

Purpose
The 2021 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The 2021 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2021 Plan will not exceed the sum of (i) 1,466,561 new shares, (ii) the 2020 Plan’s Available Reserve, and (iii) the Prior Plans’ Returning Shares, as such shares become available from time to time.
For purposes of the 2021 Plan, the term “2020 Plan’s Available Reserve” refers to the number of unallocated shares, other than any shares for Inducement Awards, remaining available for grant under the 2020 Plan as of the date of the 2021 Annual Meeting.
For purposes of the 2021 Plan, the term “Prior Plans’ Returning Shares” refers to the following shares of our common stock: (i) any shares subject to an award granted under any of the Prior Plans (as defined below) that is outstanding as of the date of the 2021 Annual Meeting (a “Prior Plan Award”) that on or following the date of the 2021 Annual Meeting are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares subject to a Prior Plan Award that on or following the date of the 2021 Annual Meeting are not issued because such Prior Plan Award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to a Prior Plan Award that on or following the date of the 2021 Annual Meeting are forfeited back to or repurchased by the Company because of a failure to vest.
For purposes of the 2021 Plan, the term “Prior Plans” refers to (i) the Arena Pharmaceuticals, Inc. 2009 Long-Term Incentive Plan, (ii) the Arena Pharmaceuticals, Inc. 2012 Long-Term Incentive Plan, (iii) the Arena Pharmaceuticals, Inc. 2013 Long-Term Incentive Plan, (iv) the Arena Pharmaceuticals, Inc. 2017 Long-Term Incentive Plan, and (v) the 2020 Plan.
The share reserve of the 2021 Plan will not be reduced by any of the following shares of our common stock and such shares will remain available for issuance under the 2021 Plan: (i) any shares subject to an award granted under the 2021 Plan that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; and (ii) any shares subject to an award granted under the 2021 Plan that are not issued because such award or any portion thereof is settled in cash. In addition, if any shares of our common stock issued pursuant to an award granted under the 2021 Plan are forfeited back to or repurchased by the Company because of a failure to vest, then such shares will revert to the share reserve of the 2021 Plan and become available again for issuance under the 2021 Plan.
The following shares of our common stock will not revert to the share reserve of the 2021 Plan or become available again for issuance under the 2021 Plan: (i) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an award granted under the 2021 Plan or a Prior Plan Award; (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an award granted under the 2021 Plan or a Prior Plan Award; (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an award granted under the 2021 Plan or a Prior Plan Award; and (iv) in the event that a stock appreciation right granted under the 2021 Plan or any of the Prior Plans is settled in shares, the gross number of shares subject to such stock appreciation right.
Eligibility
All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2021 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2021 Plan only to our (including our affiliates’) employees.
As of March 31, 2021, we (including our affiliates) had approximately 375 employees, 9 non-employee directors and 141 consultants.
50	2021 PROXY STATEMENT

Non-Employee Director Compensation Limit
The aggregate value of all cash and equity-based compensation (including awards granted under the 2021 Plan and any other equity-based awards) paid or granted by the Company to any individual for service as a non-employee director of the Board with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year will not exceed (i) $750,000 in total value for any non-employee director who is not in a lead director or chairman role or (ii) $1,000,000 in total value for any non-employee director who is (a) in a lead director or chairman role or (b) first appointed or elected to our Board of Directors during such period, in each case calculating the value of any equity-based awards based on the grant date fair value of such awards for financial reporting purposes.
Administration
The 2021 Plan will be administered by our Board of Directors, which may in turn delegate authority to administer the 2021 Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the 2021 Plan to our Compensation Committee, but may, at any time, re-vest in itself some or all of the power delegated to our Compensation Committee. Our Board of Directors and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 3.
Subject to the terms of the 2021 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2021 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2021 Plan.
The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such officer. The officer may not grant an award to himself or herself.
Repricing; Cancellation and Re-Grant of Awards
Under the 2021 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Minimum Vesting Requirement
Under the 2021 Plan, no award may vest until at least the first anniversary of the date the award is granted (excluding, for this purpose, any (i) substitute award (as defined in the 2021 Plan) and (ii) award granted to a non-employee director of the Board that vests on the earlier of the first anniversary of the date of grant or the Company’s next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, however, that shares up to 5% of the share reserve of the 2021 Plan may be issued pursuant to awards that do not meet such vesting requirement; and provided further that, for the avoidance of doubt, the foregoing restriction does not apply to the Plan Administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Transaction (as defined in the 2021 Plan and described below), in the terms of the applicable award agreement or otherwise.
Dividends and Dividend Equivalents
The 2021 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
2021 PROXY STATEMENT	51

Stock Options
Stock options may be granted under the 2021 Plan pursuant to stock option agreements. The 2021 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.
The exercise price of a stock option granted under the 2021 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the 2021 Plan may not exceed seven years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 3 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 12 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2021 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2021 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the 2021 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement (subject to the limitations described in “Minimum Vesting Requirement” above). Shares covered by different stock options granted under the 2021 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the 2021 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2021 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•	the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and
52	2021 PROXY STATEMENT

•	the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2021 Plan is 2,250,000 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2021 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The term of stock appreciation rights granted under the 2021 Plan may not exceed seven years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the limitations described in “Minimum Vesting Requirement” above). The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2021 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the 2021 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirement” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2021 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirement” above). Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Stock Awards
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirement” above). In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
Performance goals under the 2021 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price or stock price performance; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels;
2021 PROXY STATEMENT	53

(xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing for a product candidate or other product development milestones; (xxxiv) acquisitions, divestitures, joint ventures, strategic alliances, licenses or collaborations; (xxxv) spin-offs, split-ups, reorganizations, recapitalizations, restructurings, financings (debt or equity) or refinancings; (xxxvi) manufacturing or process development, clinical trial, regulatory, intellectual property, compliance or research objectives; and (xxxvii) any other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under any annual incentive program maintained by the Company; (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (xi) to make other appropriate adjustments selected by the Plan Administrator.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the 2021 Plan. Subject to the terms of the 2021 Plan (including the limitations described in “Minimum Vesting Requirement” above), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback/Recoupment/Forfeiture for Cause
Awards granted under the 2021 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that we adopt. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause. The 2021 Plan also provides for immediate termination of certain awards granted under the 2021 Plan if the Plan Administrator determines that a participant has engaged in conduct constituting cause (as defined in the 2021 Plan).
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2021 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding awards.
Corporate Transaction and Change in Control
The following provisions will apply to outstanding awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan and described below) or a change in control (as defined in the 2021 Plan and described below)
54	2021 PROXY STATEMENT

unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy. For purposes of this Proposal 3, the term “Transaction” will mean such corporate transaction or change in control.
In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the 2021 Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of shares issued pursuant to any outstanding awards under the 2021 Plan may be assigned by the Company to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Plan Administrator.
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2021 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse (contingent upon the closing or completion of the Transaction).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2021 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.
Notwithstanding the foregoing, in the event any outstanding award under the 2021 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the Plan Administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the Plan Administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.
Unless provided otherwise in the participant’s award agreement, in any other written agreement or plan with us or one of our affiliates, or in our director compensation policy, outstanding awards under the 2021 Plan will not be subject to additional acceleration of vesting and exercisability upon or after a change in control.
For purposes of the 2021 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
For purposes of the 2021 Plan, a change in control generally will be deemed to occur in the event:
(i)
a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities eligible to vote for the election of our Board of Directors (the “Company Voting Securities”), other than by virtue of a merger, consolidation, or similar transaction;

(ii)
there is consummated a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its affiliates that requires the approval of the Company’s stockholders, whether for

2021 PROXY STATEMENT	55

such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (b) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (c) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors (as defined below) at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(iii)
there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of the outstanding Company Voting Securities immediately prior to such sale or other disposition;

(iv)
over a period of 24 months or less, individuals who, on the date the 2021 Plan was approved by the Compensation Committee, are members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the Incumbent Directors then still in office, such new member will be considered as an Incumbent Director; provided, however, that, no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to Board membership or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director; or

(v)	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Plan Amendments and Termination
The Plan Administrator has the authority to amend or terminate the 2021 Plan at any time. However, except as otherwise provided in the 2021 Plan or an award agreement, no amendment or termination of the 2021 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the 2021 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2021 Plan after April 19 2031, which is the tenth anniversary of the date the 2021 Plan was adopted by the Compensation Committee.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2021 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2021 Plan. The 2021 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to
56	2021 PROXY STATEMENT

the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The 2021 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the
2021 PROXY STATEMENT	57

stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m) Limitations
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2021 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act.
New Plan Benefits under 2021 Plan
The amounts allocable under the 2021 Plan to our executive officers and employees are not determinable because the 2021 Plan does not provide for set benefits or amounts with respect to awards granted under the 2021 Plan, and we have not approved any awards that are conditioned on stockholder approval of this Proposal 3. However, as described above under “Director Compensation,” we have a policy of granting options and restricted stock units to our non-employee directors at each annual meeting and upon initial appointment to the Board.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2021 LONG-TERM INCENTIVE PLAN.	✔
58	2021 PROXY STATEMENT

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes our compensation plans under which our equity securities are authorized for issuance at December 31, 2020:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,546,766(2)	$39.35	3,304,605(3)
Equity compensation plans not approved by security holders	1,531,830(4)	45.29	—
Total	9,078,596	$40.33	3,304,605(3)
(1)	Weighted-average exercise price does not include restricted stock units and performance stock units as there is no exercise price for such units.
(2)
Includes stock options to purchase 7,253,894 shares of our common stock. Also includes (i) 156,452 restricted stock unit awards with no exercise price and (ii) 136,420 shares issuable pursuant to Performance Restricted Stock Units that were outstanding as of December 31, 2020, representing achievement of performance goals at target levels (100%). The maximum number of shares that remain issuable pursuant to the PRSUs if all outstanding Closing Price targets are met during the remaining Performance Period and subsequent continuing service requirements are met is 272,840, i.e., 200% of the target amount granted, less the 100% already vested.

(3)
Represents stock options to purchase 2,369,061 shares of our common stock reserved for future grants under our 2020 Long-Term Incentive Plan, as amended and restated, or 2020 LTIP, and 935,544 shares reserved for issuance under our 2019 Employee Stock Purchase Plan, or 2019 ESPP, which became effective on June 13, 2019. Awards granted under our 2020 LTIP reduce the available number of shares under our 2020 LTIP by 1 share for every share issued. In addition, shares that are released from awards granted under any of our prior long-term incentive plans or the 2020 LTIP because the awards expire, are forfeited or are settled for cash will increase the number of shares available under our 2020 LTIP by 1 share for each share released from a stock option or stock appreciation right and by 1 share for each share released from a restricted stock award or restricted stock unit award. Shares we withhold to satisfy any tax withholding obligation with respect to an award under any of our prior long-term incentive plans or the 2020 LTIP will not increase the share reserve. As of December 31, 2020, 64,456 shares have been issued under the 2019 ESPP.

(4)	Includes inducement stock options to purchase 1,445,080 shares of our common stock reserved for inducement awards. Also includes 86,750 restricted stock unit awards with no exercise price.
2021 PROXY STATEMENT	59

Audit Committee
Audit Committee Report
The material in this report required by Item 407(d)(3) of Regulation S-K is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Our management has the primary responsibility for our financial reporting process, accounting principles and internal controls as well as the preparation of our financial statements. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors.
In fulfilling its responsibilities, the Audit Committee appointed KPMG LLP, an independent registered public accounting firm, or KPMG, as our independent auditors for our 2020 fiscal year. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management our audited consolidated financial statements and the adequacy of our internal control over financial reporting. The Audit Committee met with the independent auditors, without management present, to discuss the results of the independent auditors’ audit, the independent auditors’ evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The meetings were also designed to facilitate any desired private communication between the Audit Committee and the independent auditors.
The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditors’ independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC. The Audit Committee has also appointed KPMG as our independent auditors for the fiscal year ending December 31, 2021.
THE AUDIT COMMITTEE
Manmeet S. Soni, Chair
Kieran T. Gallahue
Jennifer Jarrett
60	2021 PROXY STATEMENT

Independent Registered Public Accounting Firm
Independent Auditors’ Fees
The following table presents aggregate fees for the fiscal years ended December 31, 2020, and 2019, for professional services rendered by KPMG:
	Fiscal Years Ended December 31,
	2020	2019
Audit Fees(1)	$877,431	$880,744
Tax Fees(2)	$58,700	—
Total	$936,131	$880,744
(1)
Consisted of fees paid for professional services for the integrated audit of our annual consolidated financial statements, review of condensed consolidated financial statements included in our quarterly reports and services provided in conjunction with the statutory audits for our Swiss subsidiaries Arena Pharmaceuticals GmbH and Arena Pharmaceuticals Development GmbH. Also included are fees related to comfort letter procedures in connection with equity offerings and review of registration statements on Forms S-3 and S-8.

(2)	Fees were primarily related to services in connection with transfer pricing valuation services.
Pre-approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its Chair to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. All audit and tax fees for 2020 and 2019 described above were pre-approved by the Audit Committee.
2021 PROXY STATEMENT	61

RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL 4)
The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice.
Stockholders are requested in this Proposal 4 to ratify the appointment of KPMG. To ratify the appointment of KPMG, a majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” ratification. Abstentions and broker non-votes will have no effect.
In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of our independent auditors but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditors at any time if it determines that such a change would be in the stockholders’ best interest.
Representatives of KPMG are expected to be present at the 2021 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.	✔
62	2021 PROXY STATEMENT

Questions and Answers about the Annual Meeting
1.	Why am I receiving these materials?
We have provided you these proxy materials because our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders, or 2021 Annual Meeting, which is to be held on Friday, June 11, 2021, at 9:00 a.m. (Pacific Time), or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement. You are invited to attend the 2021 Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares.
If you have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy on the Internet or by telephone. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may submit your proxy on the Internet or by telephone, as described below.
2.	Why did I receive a Notice Regarding the Availability of Proxy Materials?
In accordance with rules and regulations adopted by the SEC, we make our proxy materials available to our stockholders on the Internet. We are sending certain of our stockholders an Internet Notice. If you received the Internet Notice, such notice will instruct you how you may access and review all of the important information contained in the proxy materials. The Internet Notice also instructs you how you may submit your proxy on the Internet. If you would like to receive a printed copy of the proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Internet Notice.
We may also send you a proxy card, along with a second Internet Notice, on or after April 27, 2021.
3.	How can I attend and participate in the 2021 Annual Meeting? Who can I contact if I need technical support?
The 2021 Annual Meeting will be held on Friday, June 11, 2021, at 9:00 a.m. (Pacific Time). In light of the COVID-19 pandemic, the meeting will be held virtually via a live interactive audio webcast at our 2021 Annual Meeting website, www.virtualshareholdermeeting.com/ARNA2021. Stockholders will also be able to access copies of the proxy statement and annual report at our 2021 Annual Meeting website. Please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the 2021 Annual Meeting, you will not be able to participate in the 2021 Annual Meeting.
To attend and participate in the 2021 Annual Meeting, stockholders of record will need to use their control number on their Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/ARNA2021; beneficial stockholders who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. If on the Record Date your shares of common stock were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. If on the Record Date your shares of common stock were held in an account by a bank, broker or other agent, then you are the beneficial owner of shares held in “street name” and the organization holding your account is considered the stockholder of record.
We encourage you to access the 2021 Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 8:45 a.m. (Pacific Time). If you have difficulties during the check-in time or during the 2021 Annual Meeting, we will have technicians ready to assist you with any difficulties you may have accessing the 2021 Annual Meeting. If you encounter any difficulties accessing the 2021 Annual Meeting during the check-in or course of the 2021 Annual Meeting, please call the telephone support number that will be listed on the Annual Meeting website beginning at the start of the online check-in period.
Stockholders have multiple opportunities to submit questions to the Company for the 2021 Annual Meeting. All questions must be submitted in writing. Stockholders who wish to submit a question in advance may do so at either www.proxyvote.com or on our 2021 Annual Meeting website, www.virtualshareholdermeeting.com/ARNA2021. Stockholders also may submit written questions during the 2021 Annual Meeting. Time permitting, all appropriate questions received prior to or during the 2021 Annual Meeting will be addressed during the meeting.
For further information about the 2021 Annual Meeting, including accessing the 2021 Annual Meeting website, voting during the meeting, and asking questions before or during the meeting, please call 858.453.7200 and ask for Investor Relations. Information on how to vote at the 2021 Annual Meeting is described below.
2021 PROXY STATEMENT	63

4.	Who can vote at the 2021 Annual Meeting?
Only stockholders of record at the close of business on April 15, 2021, or the Record Date, or their legal proxy holders will be entitled to vote at the 2021 Annual Meeting. On the Record Date, there were 60,660,281 shares of our common stock outstanding, and each of such shares is entitled to one vote.
Stockholder of Record: Shares Registered in Your Name.
If on the Record Date your shares of common stock were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote by proxy or vote in person at the 2021 Annual Meeting. Whether or not you plan to attend the 2021 Annual Meeting, we urge you to vote by proxy on the Internet or by telephone as instructed below or to complete, sign, date and return a proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.
If on the Record Date your shares of common stock were held in an account by a bank, broker or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials or the Internet Notice are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2021 Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent on how to vote the shares in your account. You are also invited to attend the 2021 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the 2021 Annual Meeting unless you obtain a legal proxy from your bank, broker or other agent.
5.	What is a proxy?
If you vote on the Internet or by telephone or return a signed and dated proxy card, you will be appointing Amit D. Munshi, our President and Chief Executive Officer, and Joan Schmidt, our Executive Vice President, General Counsel and Secretary, as your representatives at the 2021 Annual Meeting and authorizing them, or each of them, to vote your shares at the meeting as indicated by you. This way, you can vote your shares whether or not you attend the meeting.
6.	What am I voting on?
We are asking you to vote on the following proposals:
1.
Election of the nine nominees for director named herein to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal (Proposal 1);

2.	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with rules of the SEC (Proposal 2);
3.	Approval of the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan (Proposal 3);
4.	Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2021 (Proposal 4); and
5.	Such other proposals as may properly come before the meeting or any adjournment or postponement thereof.
7.	What if another matter is properly brought before the 2021 Annual Meeting?
Our Board of Directors knows of no other matters that will be presented for consideration at the 2021 Annual Meeting. If any other matters are properly brought before the 2021 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
8.	What if I return a proxy card or otherwise vote but do not make specific choices?
If you vote on the Internet or by telephone or mark your voting instructions on the proxy card, your shares will be voted as you instruct, or in the best judgment of Mr. Munshi or Ms. Schmidt with respect to any new proposal that comes up for a vote at the 2021 Annual Meeting.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as follows: “FOR” the nine named nominees as directors; “FOR” the approval, on an advisory basis, of the compensation of our
64	2021 PROXY STATEMENT

named executive officers; “FOR” the approval of the Arena Pharmaceuticals, Inc., 2021 Long-Term Incentive Plan; “FOR” the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2021; and according to the best judgment of Mr. Munshi or Ms. Schmidt if a proposal that is not on the proxy card comes up for a vote at the 2021 Annual Meeting.
9.	How do I vote?
Stockholder of Record: Shares Registered in Your Name.
BY INTERNET: Please follow the vote by Internet instructions that are on your proxy card. If you vote by Internet, you do not have to mail in your proxy card. Your vote must be received by 11:59 p.m. (Eastern Time) on June 10, 2021, to be counted.
BY TELEPHONE: Please follow the vote by telephone instructions that are on your proxy card. If you vote by telephone, you do not have to mail in your proxy card. Your vote must be received by 11:59 p.m. (Eastern Time) on June 10, 2021, to be counted.
BY MAIL: If you have received a printed copy of these materials by mail, of if we have mailed you a proxy card pursuant to your request, you may complete, sign and date your proxy card and mail it in the enclosed pre-addressed envelope, which does not require postage if mailed in the United States. Your vote must be received no later than 11:59 p.m. (Eastern Time) on June 10, 2021, to be counted.
DURING THE MEETING: Anyone who wants to vote at the 2021 Annual Meeting may do so by entering their 16-digit control number during the online check-in process. The 16-digit control number can be found on the Notice of Internet Availability or proxy card. Voting instructions will be provided within the meeting portal.
Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.
If you are a beneficial owner of shares registered in the name of a bank, broker or other agent, you should have received the Internet Notice (or a proxy card and voting instructions with these proxy materials) from that organization rather than from us. Simply follow the instructions you received from that organization to vote on the Internet or, if you received a proxy card by mail, complete, sign and return the proxy card to ensure that your vote is counted. Please contact that organization if you did not receive the Internet Notice or such materials, as applicable.
To vote at the 2021 Annual Meeting, you must enter your 16-digit control number during the online check-in process. The
16-digit control number can be found on the Notice of Internet Availability or proxy card. Voting instructions will be provided within the meeting portal.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
10.	What does it mean if I receive more than one Internet Notice or proxy card?
It likely means that you hold our shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please follow the voting instructions included in each Internet Notice and proxy card you receive to ensure that all of your shares are voted.
11.	Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name.
If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the polls close at the 2021 Annual Meeting by: (i) voting on the Internet or by telephone by 11:59 p.m. (Eastern Time) on June 10, 2021 (your latest Internet or telephone vote is counted), (ii) signing a proxy card with a later date and returning it before 11:59 p.m. (Eastern Time) on June 10, 2021, (iii) providing a written notice no later than 11:59 p.m. (Eastern Time) on June 10, 2021, that you are revoking your proxy, or (iv) voting at the meeting. Please note, however, that simply attending the 2021 Annual Meeting will not, by itself, revoke your proxy.
2021 PROXY STATEMENT	65

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.
If you are a beneficial owner of shares registered in the name of a bank, broker or other agent, you should follow their instructions on how to change your vote. Please contact your bank, broker or other agent if you did not receive such instructions.
12.	How many shares must be present to hold the 2021 Annual Meeting?
To hold the 2021 Annual Meeting and conduct business, the holders of a majority of our outstanding common stock as of the Record Date must be present, either in person or represented by proxy, at the 2021 Annual Meeting. This is called a quorum.
A stockholder’s shares are counted towards a quorum if the stockholder either:
•	is present at the meeting, or
•	has properly submitted a proxy (including voting on the Internet or by telephone).
Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum at the 2021 Annual Meeting.
13.	What are broker non-votes?
Broker non-votes occur when a broker who holds shares for a stockholder in street name submits a proxy for those shares but does not vote. In general, this occurs when the broker has not received voting instructions from the stockholder, and the broker lacks discretionary voting authority under the rules of the New York Stock Exchange, or NYSE, or otherwise to vote the shares for a particular proposal. The bank, broker or other agent can register your shares as being present at a meeting for purposes of determining the presence of a quorum but will not be able to vote on those items for which specific authorization is required under the rules of the NYSE.
14.	When do brokers have discretionary voting authority to vote my shares without my instruction?
If you are a beneficial owner whose shares are held of record by a bank, broker or other agent, such entity has discretionary voting authority, under the rules of the NYSE, to vote your shares on certain routine matters for which it does not receive voting instructions from you by the 10th day before the meeting. The proposed ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2021 (Proposal 4) is considered a routine matter, and accordingly, such entity will have discretionary voting authority with regard to this proposal if you do not provide that entity with voting instructions by the 10th day before the 2021 Annual Meeting.
When a proposal is not a routine matter and the entity holding the shares has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the entity cannot vote the shares on that proposal. The election of directors (Proposal 1), say-on-pay vote (Proposal 2), and vote on the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan (Proposal 3) are not considered routine. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all proposals.
15.	How many votes must the nominees receive to be elected as directors, as described in Proposal 1?
Directors are elected by a plurality of votes of common stock present, either in person or represented by proxy, at the 2021 Annual Meeting and entitled to vote. This means that the eight nominees receiving the highest number of votes “FOR” election will be elected. Only votes “FOR” or “WITHHELD” will affect the outcome. However, if the number of votes “FOR” any of the eight nominees does not exceed 50% of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his resignation as a director, and the Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Abstentions and broker non-votes will have no effect on the outcome.
16.	How many votes must be received to approve the compensation of our named executive officers, as described in Proposal 2?
A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.
66	2021 PROXY STATEMENT

17.	How many votes must be received to approve the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan, as described in Proposal 3?
A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.
18.	How many votes must be received to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2021, as described in Proposal 4?
A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” ratification. Abstentions and broker non-votes, if any, will have no effect on the outcome.
19.	How are votes counted?
Votes will be counted by the inspector or inspectors of election appointed for the 2021 Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR” and “WITHHOLD” and broker non-votes; and, with respect to other proposals, votes “FOR” and “AGAINST,” proxies marked to “ABSTAIN” from voting, and broker non-votes. Abstentions and broker non-votes will have no effect and will not be counted towards the vote total for any proposal but will be counted as present for the purposes of determining the presence of a quorum at the 2021 Annual Meeting.
We have retained Broadridge Financial Solutions, Inc. to tabulate and certify the voting results.
20.	Who will bear the cost of soliciting votes for the 2021 Annual Meeting?
We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders. Original solicitation of proxies by mail may be supplemented by other mailings, telephone calls, personal solicitation, or use of the Internet by our directors, officers, other employees. No additional compensation will be paid to our directors, officers or other employees for such services. In addition, we have engaged Alliance Advisors, an independent proxy solicitation firm, and we expect to pay such firm fees and expenses of approximately $35,000.
21.	How can I find out the results of the voting at the 2021 Annual Meeting?
Preliminary voting results will be announced at the 2021 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2021 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the 2021 Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
22.	Where can I find information about the company’s corporate governance?
We have included various corporate governance materials under the “Investors” tab of our website, www.arenapharm.com. Included in such information are the charters of the following standing committees of our Board of Directors: The Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Also included under that tab are our Board of Directors’ Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Policy on Filing, Receipt and Treatment of Complaints.
2021 PROXY STATEMENT	67

Additional Information
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 11, 2021
We have elected to provide access to our proxy materials over the Internet under the “notice and access” rules of the Securities and Exchange Commission, or SEC. On or about April 27, 2021, we intend to send to beneficial owners of our stock a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access our 2021 Proxy Statement and annual report and vote online. In addition, on or about April 27, 2021, we intend to send a printed copy of our proxy materials to certain holders of our common stock as of the Record Date. Our proxy statement and annual report are available on our investor relations page of our website at http://invest.arenapharm.com/.
Forward-Looking Statements
These proxy materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties. Forward-looking statements may include statements regarding our clinical and preclinical development programs and studies (including statements regarding potential data readouts, potential IND filings, and the potential timing of these readouts and filings), ESG initiatives, and financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those stated or implied by forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, except as required under applicable law. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, particularly those mentioned in our filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 23, 2021.
No Incorporation by Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Compensation Committee Report” and “Audit Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be proxy solicitation material. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.
Stockholder Proposals for the 2022 Annual Meeting
To be considered for inclusion in our proxy statement for next year’s annual meeting, stockholder proposals must be in writing, addressed to our Corporate Secretary, and be received at our executive offices at 136 Heber Avenue, Suite 204, Park City, Utah 84060, no later than December 28, 2021. If you wish to submit a proposal (including a director nomination) that is not to be included in our proxy materials for next year’s annual meeting, notice of any such proposal must be received at our executive offices no earlier than January 27, 2022, and no later than February 16, 2022. The above dates in this section may change under circumstances set forth in our Bylaws or if we amend the relevant provisions in our Bylaws. If we amend our Bylaws, we will file the amended Bylaws with the SEC. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary at the same address. You are also advised to review our Bylaws, which contain additional requirements for advance notice of stockholder proposals.
Notices of intention to present proposals at the 2022 annual meeting of stockholders should be addressed to our Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.
Annual Report
Our annual report for the 2020 fiscal year (as well as this proxy statement) is available on our investor relations home page of our website at http://invest.arenapharm.com/ for all stockholders entitled to notice of and vote at the 2021 Annual Meeting. We are also mailing to certain stockholders a copy of such annual report concurrently with this proxy statement. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.
68	2021 PROXY STATEMENT

Annual Report on Form 10-K
WE WILL MAIL STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. WE WILL FURNISH STOCKHOLDERS A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARENA PHARMACEUTICALS, INC., 136 HEBER AVENUE, SUITE 204, PARK CITY, UTAH 84060. OUR SEC FILINGS ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.ARENAPHARM.COM.
Householding of Proxy Materials
The SEC’s rules permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements, annual reports and Internet Notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement and one annual report or Internet Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and one annual report or Internet Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents or Internet Notice was delivered and who wishes to receive a separate copy of the documents or Internet Notice can request a copy of such documents or notice by sending a written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060, or by contacting our Corporate Secretary at 858.453.7200 and we will promptly deliver the requested documents or notice. Also, if, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report or Internet Notice in the future, please notify your broker or direct your written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 136 Heber Avenue, Suite 204, Park City, Utah 84060, or contact our Corporate Secretary at 858.453.7200. Stockholders who currently receive multiple copies of the proxy statement or Internet Notice at their address and would like to request “householding” of their communications should contact their broker.
Other Matters
Our Board of Directors knows of no other business that will be presented for consideration at the 2021 Annual Meeting. If other matters are properly brought before the 2021 Annual Meeting, however, it is the intention of the persons named in the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Dated: April 27, 2021
By Order of our Board of Directors

Joan Schmidt
Executive Vice President, General Counsel and Secretary
2021 PROXY STATEMENT	69

APPENDIX A

ARENA PHARMACEUTICALS, INC.
2021 LONG-TERM INCENTIVE PLAN
ADOPTED BY THE COMPENSATION COMMITTEE: APRIL 19, 2021
1. GENERAL.
(a) Successor to and Continuation of 2020 Plan. The Plan is the successor to and continuation of the 2020 Plan. As of the Effective Date: (i) no additional awards may be granted under the 2020 Plan or any other Prior Plan; (ii) the 2020 Plan’s Available Reserve, plus any Prior Plans’ Returning Shares (as such shares become available from time to time), will become available for issuance pursuant to Awards granted under this Plan; and (iii) all Prior Plan Awards will remain subject to the terms of the applicable Prior Plan, except that any Prior Plans’ Returning Shares will become available for issuance pursuant to Awards granted under this Plan. All Awards granted under this Plan will be subject to the terms of this Plan.
(b) Eligible Award Recipients. Subject to Section 4, Employees, Directors and Consultants are eligible to receive Awards.
(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; and (vii) Other Stock Awards.
(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company and any Affiliate secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which such persons may benefit from increases in value of the Common Stock.
2. ADMINISTRATION.
(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to an Award.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued in settlement thereof).
(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of
2021 PROXY STATEMENT	A-1

Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.
(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.
Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.
(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.
(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value of the Common Stock pursuant to Section 13(y)(iii).
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(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f) Cancellation and Re-Grant of Awards. Except as provided in Section 9(a) relating to Capitalization Adjustments, neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan (other than in connection with a Transaction), unless the stockholders of the Company have approved such an action within 12 months prior to such an event.
(g) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
(h) Minimum Vesting Requirement. Notwithstanding anything in the Plan to the contrary, no Award may vest until at least the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Award and (ii) Award granted to a Non-Employee Director that vests on the earlier of the first anniversary of the date of grant or the Company’s next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, however, that shares of Common Stock up to 5% of the Share Reserve (as defined in Section 3(a)(i) and subject to adjustment under Section 9(a)) may be issued pursuant to Awards that do not meet such vesting requirement; and provided further that, for the avoidance of doubt, the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Transaction, in the terms of the applicable Award Agreement or otherwise.
3. SHARES SUBJECT TO THE PLAN.
(a) Share Reserve.
(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date will not exceed the sum of (A) 1,466,561 new shares, (B) the 2020 Plan’s Available Reserve, and (C) the Prior Plans’ Returning Shares, if any, as such shares become available for issuance under this Plan from time to time (such aggregate number of shares described in (A), (B) and (C), the “Share Reserve”).
(ii) For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b) Operation of Share Reserve.
(i) No Reduction to Share Reserve. The Share Reserve will not be reduced by any of the following shares of Common Stock and such shares will remain available for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; and (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash.
(ii) Reversion of Shares to the Share Reserve.
(1) Shares Available for Subsequent Issuance. If any shares of Common Stock issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, then such shares will revert to the Share Reserve and become again available for issuance under the Plan.
(2) Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not revert to the Share Reserve or become available again for issuance under the Plan: (A) any shares that are reacquired or
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withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award or a Prior Plan Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Award or a Prior Plan Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award or a Prior Plan Award; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under any of the Prior Plans is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 2,250,000 shares.
(d) Non-Employee Director Compensation Limit. The aggregate value of all cash and equity-based compensation (including Awards and any other equity-based awards) paid or granted, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year will not exceed (i) $750,000 in total value for any Non-Employee Director who is not in a lead director or chairman role or (ii) $1,000,000 in total value for any Non-Employee Director who is (x) in a lead director or chairman role or (y) first appointed or elected to the Board during such period, in each case calculating the value of any equity-based awards based on the grant date fair value of such awards for financial reporting purposes.
(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4. ELIGIBILITY.
(a) Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.
(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price (per share) of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant.
5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of seven years from the date of its grant or such shorter period specified in the Award Agreement.
(b) Exercise or Strike Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price (per share) of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or stock appreciation right pursuant to
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a Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c) Payment of Exercise Price for Options. The exercise price of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by one or more of the methods of payment set forth below that are specified in the Option Agreement. The Board has the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to utilize certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.
(i) By cash (including electronic funds transfers), check, bank draft or money order payable to the Company;
(ii) Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) If an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v) In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below) and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the
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death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to Section 2(h) and any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is 90 days following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.
(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.
(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is 12 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time period, the Option or SAR (as applicable) will terminate.
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(k) Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.
6. PROVISIONS OF AWARDS OTHER THAN OPTIONS AND SARS.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Subject to Section 2(h), shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the
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Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Subject to Section 2(h), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.
(v) Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.
(c) Performance Stock Awards.
(i) General. A Performance Stock Award is an Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(h), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii) Board Discretion. With respect to any Performance Stock Award, the Board retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals on the basis of any considerations as the Board, in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(d) Other Stock Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan (including, but not limited to, Sections 2(g) and 2(h)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards, and all other terms and conditions of such Other Stock Awards.
7. COVENANTS OF THE COMPANY.
(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
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(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8. MISCELLANEOUS.
(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Awards will constitute general funds of the Company.
(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, or (iii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f) Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities
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laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.
(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
(m) Forfeiture for Cause. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in addition to the provisions set forth in Section 5(k) of the Plan with respect to Options and SARs, if the Board determines that a Participant has engaged in conduct during the Participant’s Continuous Service that constitutes Cause, then immediately upon such determination and regardless of whether the Participant’s Continuous Service is terminated for Cause at such time, (i) each of the Participant’s Awards, to the extent outstanding and unvested as of the date of such determination, will terminate, and (ii) the Participant will forfeit any shares subject to such Awards that are outstanding and unvested as of the date of such determination.
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9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board will make such adjustments and its determination will be final, binding and conclusive.
(b) Dissolution or Liquidation. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service.
(c) Transactions. In the event of a Transaction, the provisions of this Section 9(c) will apply to each outstanding Award unless otherwise provided in the instrument evidencing the Award, in any other written agreement between a Participant and the Company or an Affiliate, or in any director compensation policy of the Company.
(i) Awards May Be Assumed. In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards or may substitute similar stock awards for any or all outstanding Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Award, to substitute a similar stock award for only a portion of an outstanding Award, or to assume or continue, or substitute similar stock awards for, the outstanding Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution will be set by the Board.
(ii) Awards Held by Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Awards will be accelerated in full (and with respect to any such Awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the closing or completion of the Transaction).
(iii) Awards Held by Participants other than Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Transaction.
(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Award held by a Participant will terminate if not exercised prior to the effective time of a Transaction, the Board may provide that the Participant may not exercise such Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable
2021 PROXY STATEMENT	A-11

by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
(d) Change in Control. Unless provided otherwise in the Award Agreement for an Award, in any other written agreement or plan between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, an Award will not be subject to additional acceleration of vesting and exercisability upon or after a Change in Control.
(e) Parachute Payments. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to the Participant. Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.
10. TERMINATION OR SUSPENSION OF THE PLAN.
(a) Termination or Suspension. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b) No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.
11. EFFECTIVE DATE OF PLAN.
This Plan will become effective on the Effective Date.
12. CHOICE OF LAW.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a) “2020 Plan” means the Arena Pharmaceuticals, Inc. Amended and Restated 2020 Long-Term Incentive Plan.
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(b) “2020 Plan’s Available Reserve” means the number of unallocated shares, other than any Inducement Shares (as defined in the 2020 Plan), remaining available for grant under the 2020 Plan as of 12:01 a.m. Pacific Time on the Effective Date.
(c) “Adoption Date” means April 19, 2021, which is the date the Plan was adopted by the Compensation Committee of the Board.
(d) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(e) “Award” means an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.
(f) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(g) “Board” means the Board of Directors of the Company.
(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(i) “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, a determination by the Board that (i) there has been a violation by the Participant of any contract or agreement between the Participant and the Company or an Affiliate, or of any statutory duty owed to the Company or an Affiliate, or a significant violation by the Participant of any policy of the Company or an Affiliate (ii) the Participant has been engaged in disloyalty to the Company or an Affiliate (including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service), (iii) there has been an unauthorized use or disclosure by the Participant of trade secrets or confidential information of the Company or an Affiliate to persons not entitled to receive such information, (iv) the Participant has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or an Affiliate, (v) there has been gross misconduct by the Participant, (vi) there has been a material failure or refusal by the Participant to perform his or her employment duties, or to comply with reasonable directions of the Board (or the Participant’s supervisor), for a period of 30 days following receipt of notice from the Board (or the Participant’s supervisor) of such failure or refusal to perform or comply, or (vii) the Participant has engaged in such other behavior detrimental to the interests (financial, reputational, or otherwise) of the Company or an Affiliate as the Board determines in its sole discretion. Any determination that the Continuous Service of a Participant was terminated with or without Cause or that the Participant has engaged in conduct constituting Cause, in each case for the purposes of outstanding Awards held by the Participant will have no effect upon any determination of the rights or obligations of the Company or the Participant for any other purpose.
(j) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”) other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, if a majority of the Incumbent Directors approves in advance the acquisition of Ownership of 50% or more of Company Voting Securities by such person, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding Company Voting Securities as a result of a repurchase or other acquisition of securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of securities by the Company, and after such share
2021 PROXY STATEMENT	A-13

acquisition, the Subject Person becomes the Owner of any additional Company Voting Securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding Company Voting Securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding Company Voting Securities immediately prior to such sale, lease, license or other disposition;
(iv) over a period of 24 months or less, individuals who, on the Adoption Date, are members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the Incumbent Directors then still in office, such new member will, for purposes of this Plan, be considered as an Incumbent Director; provided, however, that, for this purpose, no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to Board membership or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(v) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(k) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
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(l) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(m) “Common Stock” means the common stock of the Company.
(n) “Company” means Arena Pharmaceuticals, Inc., a Delaware corporation.
(o) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(p) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant, or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(q) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;
(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(r) “Director” means a member of the Board.
(s) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(t) “Effective Date” means the effective date of this Plan, which is the date of the Annual Meeting of Stockholders of the Company held in 2021, provided that this Plan is approved by the Company’s stockholders at such meeting.
2021 PROXY STATEMENT	A-15

(u) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(v) “Entity” means a corporation, partnership, limited liability company or other entity.
(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(x) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent 50% of the combined voting power of the Company’s then outstanding securities.
(y) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(z) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(bb) “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ee) “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
A-16	2021 PROXY STATEMENT

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(jj) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price or stock price performance; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing for a product candidate or other product development milestones; (xxxiv) acquisitions, divestitures, joint ventures, strategic alliances, licenses or collaborations; (xxxv) spin-offs, split-ups, reorganizations, recapitalizations, restructurings, financings (debt or equity) or refinancings; (xxxvi) manufacturing or process development, clinical trial, regulatory, intellectual property, compliance or research objectives; and (xxxvii) any other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable Award Agreement.
(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under any annual incentive program maintained by the Company; (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (xi) to make other appropriate adjustments selected by the Board.
(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(mm) “Performance Stock Award” means an Award granted under the terms and conditions of Section 6(c).
(nn) “Plan” means this Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan.
(oo) “Prior Plan Award” means an award granted under any of the Prior Plans that is outstanding as of the Effective Date.
(pp) “Prior Plans” means, collectively, (i) the Arena Pharmaceuticals, Inc. 2009 Long-Term Incentive Plan, (ii) the Arena Pharmaceuticals, Inc. 2012 Long-Term Incentive Plan, (iii) the Arena Pharmaceuticals, Inc. 2013 Long-Term Incentive Plan, (iv) the Arena Pharmaceuticals, Inc. 2017 Long-Term Incentive Plan, and (v) the 2020 Plan.
(qq) “Prior Plans’ Returning Shares” means: (i) any shares of Common Stock subject to a Prior Plan Award that on or following the Effective Date are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares of Common Stock subject to a Prior Plan Award that on or following the Effective Date are not issued because such Prior Plan Award or any
2021 PROXY STATEMENT	A-17

portion thereof is settled in cash; and (iii) any shares of Common Stock issued pursuant to a Prior Plan Award that on or following the Effective Date are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.
(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ww) “Rule 405” means Rule 405 promulgated under the Securities Act.
(xx) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(zz) “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(bbb) “Substitute Award” means an Award granted or shares of Common Stock issued by the Company under the Plan in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in each case by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.
(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(ddd) “Transaction” means a Corporate Transaction or a Change in Control.
A-18	2021 PROXY STATEMENT

6154 Nancy Ridge Drive
San Diego, CA 92121
858-453-7200

One Beacon Street
Floor 28
Boston, MA 02108
858-453-7200

136 Heber Avenue
Suite 204
Park City, UT 84060
858-453-7200

Theilerstrasse 1a
6300 Zug, Switzerland
+41 41 55 22 670

© Copyright 2021 Arena Pharmaceuticals, Inc. All Rights Reserved.

ARENA PHARMACEUTICALS
Care More. Act Differently.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARNA2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53092-P52354

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARENA PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jayson Dallas, M.D.
02) Oliver Fetzer, Ph.D.
03) Kieran T. Gallahue
04) Jennifer Jarrett
05) Katharine Knobil, M.D.
06) Amit D. Munshi
07) Garry A. Neil, M.D.
08) Tina S. Nova, Ph.D.
09) Nawal Ouzren

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D53093-P52354

ARENA PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 11, 2021, 9:00 AM (Pacific Time)
This proxy is solicited by the Board of Directors

The undersigned stockholder of ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2021, and the Annual Report to Stockholders, and hereby appoints Amit D. Munshi and Joan Schmidt, Chief Executive Officer and Secretary, respectively, of the Company, or each of them, as proxies and attorneys-in-fact, with all powers of substitution, to represent and vote, as set forth on the reverse side, the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 15, 2021, at the 2021 Annual Meeting of Stockholders of the Company, which is being held virtually at www.virtualshareholdermeeting.com/ARNA2021, on Friday, June 11, 2021, at 9:00 a.m. (Pacific Time), and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side